                                                                       EXHIBIT 4
                                                                  Execution Copy




                                    INDENTURE

                                      among

                          MGM GRAND, INC., as Issuer,

                   The Subsidiary Guarantors Parties Hereto

                                      and

                       The Bank of New York, as Trustee

                           Dated as of May 31, 2000

                                TABLE OF CONTENTS
                                -----------------

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                                                                                                       Page
                                                                                                       ----
ARTICLE 1  DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION....................................  1

         Section 1.1       DEFINITIONS................................................................  1

         Section 1.2       COMPLIANCE CERTIFICATES AND OPINIONS....................................... 15

         Section 1.3       FORM OF DOCUMENTS DELIVERED TO TRUSTEE..................................... 15

ARTICLE 2  FORM OF NOTES.............................................................................. 16

         Section 2.1       FORMS GENERALLY............................................................ 16

         Section 2.2       FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION............................ 16

         Section 2.3       NOTE IN GLOBAL FORM........................................................ 17

ARTICLE 3  THE NOTES.................................................................................. 17

         Section 3.1       AMOUNT..................................................................... 17

         Section 3.2       DENOMINATIONS.............................................................. 18

         Section 3.3       EXECUTION, AUTHENTICATION, DELIVERY AND DATING............................. 18

         Section 3.4       TEMPORARY NOTES; EXCHANGE OF TEMPORARY GLOBAL NOTES FOR DEFINITIVE NOTES;
                           GLOBAL NOTES REPRESENTING NOTES............................................ 20

         Section 3.5       REGISTRATION, TRANSFER AND EXCHANGE........................................ 22

         Section 3.6       MUTILATED, DESTROYED, LOST AND STOLEN DEBT SECURITIES...................... 23

         Section 3.7       PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED............................. 23

         Section 3.8       CANCELLATION............................................................... 24

         Section 3.9       COMPUTATION OF INTEREST.................................................... 25

         Section 3.10      EXCHANGE UPON DEFAULT...................................................... 25

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         Section 3.11      MANDATORY DISPOSITION OF NOTES PURSUANT TO GAMING LAWS..................... 25

         Section 3.12      CUSIP NUMBERS.............................................................. 26

ARTICLE 4  SATISFACTION AND DISCHARGE................................................................. 26

         Section 4.1       SATISFACTION AND DISCHARGE OF INDENTURE.................................... 26

         Section 4.2       APPLICATION OF TRUST MONEY................................................. 27

ARTICLE 5  REMEDIES................................................................................... 28

         Section 5.1       EVENTS OF DEFAULT.......................................................... 28

         Section 5.2       ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT......................... 29

         Section 5.3       COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE............ 30

         Section 5.4       TRUSTEE MAY FILE PROOFS OF CLAIM........................................... 31

         Section 5.5       TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF DEBT SECURITIES........... 31

         Section 5.6       APPLICATION OF MONEY COLLECTED............................................. 31

         Section 5.7       LIMITATION ON SUITS........................................................ 32

         Section 5.8       UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL, PREMIUM AND INTEREST.. 33

         Section 5.9       RESTORATION OF RIGHTS AND REMEDIES......................................... 33

         Section 5.10      RIGHTS AND REMEDIES CUMULATIVE............................................. 33

         Section 5.11      DELAY OR OMISSION NOT WAIVER............................................... 33

         Section 5.12      CONTROL BY HOLDERS......................................................... 33

         Section 5.13      WAIVER OF PAST DEFAULTS.................................................... 34

         Section 5.14      UNDERTAKING FOR COSTS...................................................... 34

         Section 5.15      WAIVER OF STAY OR EXTENSION LAWS........................................... 34

         Section 5.16      DISQUALIFIED HOLDERS....................................................... 35

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
ARTICLE 6  THE TRUSTEE...............................................................................  35

         Section 6.1       CERTAIN DUTIES AND RESPONSIBILITIES.......................................  35

         Section 6.2       NOTICE OF DEFAULTS........................................................  36

         Section 6.3       CERTAIN RIGHTS OF TRUSTEE.................................................  37

         Section 6.4       NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF NOTES.........................  38

         Section 6.5       MAY HOLD NOTES............................................................  38

         Section 6.6       MONEY HELD IN TRUST.......................................................  38

         Section 6.7       COMPENSATION AND REIMBURSEMENT............................................  38

         Section 6.8       DISQUALIFICATION; CONFLICTING INTERESTS...................................  39

         Section 6.9       CORPORATE TRUSTEE REQUIRED; ELIGIBILITY...................................  39

         Section 6.10      RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.........................  39

         Section 6.11      ACCEPTANCE OF APPOINTMENT BY SUCCESSOR....................................  41

         Section 6.12      MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS...............  41

         Section 6.13      PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.........................  42

         Section 6.14      APPOINTMENT OF AUTHENTICATING AGENT.......................................  42

ARTICLE 7  HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY.........................................  44

         Section 7.1       COMPANY TO FURNISH TRUSTEE NAMES AND ADDRESSES OF HOLDERS.................  44

         Section 7.2       PRESERVATION OF INFORMATION; COMMUNICATION TO HOLDERS.....................  44

         Section 7.3       REPORTS BY TRUSTEE........................................................  46

         Section 7.4       REPORTS BY COMPANY........................................................  47

ARTICLE 8  CONCERNING THE HOLDERS....................................................................  48

         Section 8.1       ACTS OF HOLDERS...........................................................  48

         Section 8.2       PROOF OF OWNERSHIP; PROOF OF EXECUTION OF INSTRUMENTS BY HOLDER...........  48

         Section 8.3       PERSONS DEEMED OWNERS.....................................................  49

         Section 8.4       REVOCATION OF CONSENTS; FUTURE
                           HOLDERS BOUND.............................................................  49

ARTICLE 9  HOLDERS' MEETINGS.........................................................................  49

         Section 9.1       PURPOSES OF MEETINGS......................................................  49

         Section 9.2       CALL OF MEETINGS BY TRUSTEE...............................................  50

         Section 9.3       CALL OF MEETINGS BY COMPANY OR HOLDERS....................................  50

         Section 9.4       QUALIFICATIONS FOR VOTING.................................................  50

         Section 9.5       REGULATIONS...............................................................  50

         Section 9.6       VOTING....................................................................  51

         Section 9.7       NO DELAY OF RIGHTS BY MEETING.............................................  51

ARTICLE 10 CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE......................................  52

         Section 10.1      COMPANY MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS......................  52

         Section 10.2      SUCCESSOR CORPORATION SUBSTITUTED.........................................  52

ARTICLE 11 SUPPLEMENTAL INDENTURES.................................................................... 52

         Section 11.1      SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS........................  52

         Section 11.2      SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS...........................  54

         Section 11.3      EXECUTION OF SUPPLEMENTAL INDENTURES......................................  55

         Section 11.4      EFFECT OF SUPPLEMENTAL INDENTURES.........................................  55

         Section 11.5      CONFORMITY WITH TRUST INDENTURE ACT.......................................  55

         Section 11.6      REFERENCE IN NOTES TO SUPPLEMENTAL
                           INDENTURES................................................................  55

ARTICLE 12 COVENANTS.................................................................................  55

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
         Section 12.1      PAYMENT OF PRINCIPAL, PREMIUM AND INTEREST................................  55

         Section 12.2      OFFICER'S CERTIFICATE AS TO COMPLIANCE....................................  56

         Section 12.3      MAINTENANCE OF OFFICE OR AGENCY...........................................  56

         Section 12.4      MONEY FOR NOTES; PAYMENTS TO BE HELD IN TRUST.............................  56

         Section 12.5      CORPORATE EXISTENCE.......................................................  58

         Section 12.6      WAIVER OF CERTAIN COVENANTS...............................................  58

         Section 12.7      GUARANTEES................................................................  58

         Section 12.8      LIMITATIONS ON LIENS......................................................  59

         Section 12.9      LIMITATION ON SALE AND LEASEBACK TRANSACTIONS.............................  61

         Section 12.10     LIMITATION ON SENIOR SUBORDINATED INDEBTEDNESS............................  61

         Section 12.11     REPURCHASE AT THE OPTION OF THE HOLDERS UPON A CHANGE OF CONTROL..........  61

ARTICLE 13 REDEMPTION OF NOTES.......................................................................  62

         Section 13.1      OPTIONAL REDEMPTION.......................................................  62

         Section 13.2      ELECTION TO REDEEM; NOTICE TO TRUSTEE.....................................  63

         Section 13.3      INTENTIONALLY OMITTED.....................................................  63

         Section 13.4      NOTICE OF REDEMPTION......................................................  63

         Section 13.5      DEPOSIT OF REDEMPTION PRICE...............................................  63

         Section 13.6      NOTES PAYABLE ON REDEMPTION DATE..........................................  64

ARTICLE 14 DEFEASANCE................................................................................  64

         Section 14.1      APPLICABILITY OF ARTICLE..................................................  64

         Section 14.2      DEFEASANCE UPON DEPOSIT OF MONEYS OR U.S. GOVERNMENT OBLIGATIONS..........  64

         Section 14.3      DEPOSITED MONEYS AND U.S. GOVERNMENT OBLIGATIONS TO BE HELD IN TRUST......  66

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
         Section 14.4      REPAYMENT TO COMPANY......................................................  66

ARTICLE 15 GUARANTEE.................................................................................  67

         Section 15.1      GUARANTEE.................................................................  67

         Section 15.2      EXECUTION AND DELIVERY OF GUARANTEE.......................................  68

         Section 15.3      LIMITATION OF GUARANTOR'S LIABILITY.......................................  68

         Section 15.4      CONTRIBUTION..............................................................  69

         Section 15.5      RIGHTS UNDER THE GUARANTEE................................................  69

         Section 15.6      PRIMARY OBLIGATIONS.......................................................  69

         Section 15.7      WAIVERS...................................................................  70

         Section 15.8      RELEASES..................................................................  70

         Section 15.9      NO ELECTION...............................................................  71

         Section 15.10     FINANCIAL CONDITION OF THE COMPANY........................................  71

         Section 15.11     CONSOLIDATION, MERGER, ETC., ONLY ON CERTAIN TERMS........................  71

         Section 15.12     SUBORDINATION OF SUBSIDIARY GUARANTEES....................................  72

ARTICLE 16 SUBORDINATION.............................................................................  73

         Section 16.1      NOTES SUBORDINATE TO SENIOR INDEBTEDNESS..................................  73

         Section 16.2      PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC............................  73

         Section 16.3      SUSPENSION OF PAYMENT WHEN DESIGNATED SENIOR INDEBTEDNESS IN DEFAULT......  74

         Section 16.4      PAYMENT PERMITTED IF NO DEFAULT...........................................  75

         Section 16.5      SUBROGATION TO RIGHTS OF HOLDERS OF SENIOR INDEBTEDNESS...................  75

         Section 16.6      PROVISIONS SOLELY TO DEFINE RELATIVE RIGHTS...............................  75

         Section 16.7      TRUSTEE TO EFFECTUATE SUBORDINATION.......................................  76

         Section 16.8      NO WAIVER OF SUBORDINATION PROVISIONS.....................................  76

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
         Section 16.9      DISTRIBUTION OR NOTICE TO REPRESENTATIVE..................................  76

         Section 16.10     NOTICE TO TRUSTEE.........................................................  77

         Section 16.11     RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT............  77

         Section 16.12     RIGHTS OF TRUSTEE AS A HOLDER OF SENIOR DEBT; PRESERVATION OF TRUSTEE'S
                           RIGHTS....................................................................  78

         Section 16.13     ARTICLE APPLICABLE TO PAYING AGENTS.......................................  78

         Section 16.14     NO SUSPENSION OF REMEDIES.................................................  78

         Section 16.15     TRUST MONEYS NOT SUBORDINATED.............................................  78

         Section 16.16     TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR INDEBTEDNESS..................  78

ARTICLE 17 MISCELLANEOUS.............................................................................  79

         Section 17.1      NOTICES, ETC..............................................................  79

         Section 17.2      NOTICE TO HOLDERS; WAIVER.................................................  79

         Section 17.3      CONFLICT WITH TRUST INDENTURE ACT.........................................  80

         Section 17.4      COUNTERPARTS; EFFECT OF HEADINGS AND TABLE OF CONTENTS....................  80

         Section 17.5      SUCCESSORS AND ASSIGNS....................................................  80

         Section 17.6      SEPARABILITY CLAUSE.......................................................  80

         Section 17.7      BENEFITS OF INDENTURE.....................................................  80

         Section 17.8      GOVERNING LAW.............................................................  81

         Section 17.9      LEGAL HOLIDAYS............................................................  81

         Section 17.10     NO RECOURSE AGAINST OTHERS................................................  81

         Section 17.11     GAMING LAWS...............................................................  81

         Section 17.12     NO PARENT LIABILITY.......................................................  81

Reconciliation between Trust Indenture Act of 1939 and Indenture, dated as of May 31, 2000.

Trust Indenture
Act Section                                          Indenture Section
-----------                                          -----------------

Section 310
-----------

(a)(1)...............................................6.9
(a)(2)...............................................6.9
(a)(3)...............................................6.15
(a)(4)...............................................Not Applicable
(a)(5)...............................................6.9
(b)..................................................6.8, 6.10
(c)..................................................Not Applicable

Section 311
-----------

(a)..................................................6.13(a)
(b)..................................................6.13(b)
(c)..................................................Not Applicable

Section 312
-----------

(a)..................................................7.1, 7.2(a)
(b)..................................................7.2(b)
(c)..................................................7.2(c)

Section 313
-----------

(a)..................................................7.3(a)
(b)..................................................7.3(b)
(c)..................................................7.3(a), 7.3(c)
(d)..................................................7.3(d)

Section 314
-----------

(a)..................................................7.4, 12.2
(b)..................................................Not Applicable
(c)(1)...............................................1.2
(c)(2)...............................................1.2
(c)(3)...............................................Not Applicable
(d)..................................................Not Applicable
(e)..................................................1.2

Section 315
-----------

(a).................................................6.1(a), 6.1(c)
(b).................................................6.2, 7.3(a)(7)
(c).................................................6.1(b)
(d).................................................6.1(c)
(d)(1)..............................................6.1(c)(1)
(d)(2)..............................................6.1(c)(2)
(d)(3)..............................................6.1(c)(3)
(e).................................................5.14

Section 316
-----------

(a)(1)(A)...........................................5.12
(a)(1)(B)...........................................5.13
(a)(2)..............................................Not Applicable
(b).................................................5.8
(c).................................................Not Applicable

Section 317
-----------

(a)(1)..............................................5.3
(a)(2)..............................................5.4
(b).................................................12.4

Section 318.........................................1.6
-----------

Note: This reconciliation shall not, for any purpose, be deemed to be a part of the Indenture.

Attention should also be directed to Section 318(c) of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), which provides that the provisions of Sections 310 to and including 317 of the Trust Indenture Act are a part of and govern every qualified indenture, whether or not physically contained therein.

        INDENTURE dated as of May 31, 2000, by and among MGM GRAND, INC., a Delaware corporation (the "Company"), having its principal executive office at 3799 Las Vegas Boulevard South, Las Vegas, Nevada 89109, the Subsidiary Guarantors party hereto and THE BANK OF NEW YORK, a New York banking corporation (the "Trustee"), having its Corporate Trust Office at 101 Barclay Street, Floor 21 West, New York, New York 10286.

                            RECITALS OF THE COMPANY
                            -----------------------

        The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of its 9 3/4% Senior Subordinated Notes due 2007 (the "Notes"), to be issued as provided in this Indenture.

        The Subsidiary Guarantors have duly authorized the execution and delivery of this Indenture to provide for the guarantee of the Notes by the Subsidiary Guarantors as provided in this Indenture.

        This Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, that are deemed incorporated into this Indenture and shall, to the extent applicable, be governed by such provisions.

        All things necessary have been done to make the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company and to make this Indenture, when executed by the Company and each Subsidiary Guarantor, a valid agreement of the Company and each such Subsidiary Guarantor, in each case in accordance with the terms of the Notes and this Indenture, respectively.

        NOW, THEREFORE, THIS INDENTURE WITNESSETH:

        For and in consideration of the premises and the purchase of Notes by the holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all holders of Notes, as follows:

                                   ARTICLE 1
            DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.1  DEFINITIONS.

        For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

        (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

        (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

        (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles or as provided with respect to any Notes, and, except as otherwise herein provided or as provided with respect to any Notes, the term "generally accepted accounting principles" or "GAAP" with respect to any computation required or permitted hereunder with respect to any Notes, shall mean such as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession which are in effect as of the date of determination;

        (d) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision and the word "including" when used herein means "including without limitation" except when expressly stated to the contrary;

        (e) certain terms, used principally in Article 3 or Article 6, are defined in those respective Articles; and

        (f) "Act" when used with respect to any holder, has the meaning specified in Section 8.1.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with") as used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by agreement or otherwise.

        "Attributable Debt" with respect to any Sale and Lease-Back transaction that is subject to the restrictions under Section 12.9 below, means the present value of the minimum rental payments called for during the term of the lease (including any period for which such lease has been extended), determined in accordance with generally accepted accounting principles, discounted at a rate that, at the inception of the lease, the lessee would have incurred to borrow over a similar term the funds necessary to purchase the leased assets.

        "Authenticating Agent" has the meaning specified in Section 6.14.

        "Authorized Newspaper" means a newspaper in an official language of the country of publication (which in the case of the United States of America shall be deemed to be English) customarily published at least once a day, and customarily published for at least five days in each calendar week, and of general circulation in the place in connection with which the term is used or in the financial community of such place. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same city meeting the foregoing requirements and in each case on any Business Day in such city.

        "Bankruptcy Law" means Title 11, U.S. Code, or any similar federal, state or foreign law for the relief of debtors.

        "Beneficiaries" means the holders of the Notes and the Trustee.

        "Board of Directors" means either the board of directors of the Company or any committee of that board or any other committee of the Company, duly authorized by the board of directors of the Company to act hereunder.

        "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

        "Business Day" means any day which is not a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies in Nevada or New York are authorized or obligated by law to close.

        "Change of Control" means the occurrence of any of the following events:

        (a) if any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), other than any Permitted Holders, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company (for purposes of this clause
(a), such person or group shall be deemed to beneficially own any Voting Stock of a corporation held by any other corporation (the "parent corporation") so long as such person or group beneficially owns, directly or indirectly, in the aggregate a majority of the total voting power of the Voting Stock of such parent corporation); or

        (b) the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the assets of the Company and its Subsidiaries, considered as a whole, to another person (other than a disposition of such assets as an entirety or virtually as an entirety to one or more Wholly Owned Subsidiary Guarantors) shall have occurred, or the Company merges, consolidates or amalgamates with or into any other Person or any other Person merges, consolidates or amalgamates with or into the Company, in any event pursuant to a transaction in which the outstanding Voting Stock of the Company is reclassified into or exchanged for cash, securities or other Property, other than any such transaction where:

               (1) the outstanding Voting Stock of the Company is reclassified into or exchanged for other Voting Stock of the Company or for Voting Stock of the surviving corporation, and

             (2) the holders of the Voting Stock of MGM Grand immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of MGM Grand or the surviving corporation immediately after such transaction; or

        (c) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, as amended, or if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

        "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

        "Company Request" and "Company Order" mean, respectively, a written request or order signed in the name of the Company by the Chairman of the Board of Directors, the President or an Executive or Senior Vice President and by the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

        "Consolidated Net Tangible Assets" means the total amount of assets (including investments in Joint Ventures) of the Company and its Subsidiaries (less applicable depreciation, amortization and other valuation reserves) after deducting therefrom (a) all current liabilities of the Company and its Subsidiaries (excluding (i) the current portion of long-term Indebtedness, (ii) intercompany liabilities and (iii) any liabilities which are by their terms renewable or extendible at the option of the obligor thereon to a time more than 12 months from the time as of which the amount thereof is being computed) and
(b) all goodwill, trade names, trademarks, patents, unamortized debt discount and any other like intangibles, all as set forth on the consolidated balance sheet of the Company for the most recently completed fiscal quarter for which financial statements are available and computed in accordance with generally accepted accounting principles.

        "Continuing Director" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of that Board of Directors on the date of the indenture, (ii) had been a member of that Board of Directors for the two years immediately preceding such date of determination or
(iii) was nominated for election or elected to that Board of Directors with the affirmative vote of the greater of (x) a majority of Continuing Directors who were members of that Board at the time of such nomination or election or (y) at least three Continuing Directors.

        "Corporate Trust Office" means the corporate trust office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this instrument is located at 101 Barclay Street, Floor 21 West, New York, New York 10286.

        "corporation" means a corporation, association, company or business trust.

        "Credit Facilities" means, collectively: (i) the Second Amended and Restated Loan Agreement, dated as of April 10, 2000, among MGM Grand, as Borrower, MGM Grand Atlantic City, Inc. and MGM Grand Detroit, LLC, as Co-Borrowers, the Banks, Syndication Agent, Documentation Agents and Co-Documentation Agents therein named, and Bank of America, N.A., as Administrative Agent (and their successors and assigns from time to time party thereto), including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case as amended, modified, renewed, extended, refunded, replaced or refinanced from time to time; (ii) the 364-Day Loan Agreement, dated as of April 10, 2000, among MGM Grand, as Borrower, MGM Grand Atlantic City, Inc. and MGM Grand Detroit, LLC, as Co-Borrowers, the Banks, Syndication Agent, Documentation Agents and Co-Documentation Agents therein named, and Bank of America, N.A., as Administrative Agent (and their successors and assigns from time to time party thereto), including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case as amended, modified, renewed, extended, refunded, replaced or refinanced from time to time; and (iii) the Term Loan Agreement, dated as of April 7, 2000, among MGM Grand, as Borrower, MGM Grand Atlantic City, Inc. and MGM Grand Detroit, LLC, as Co-Borrowers, the Banks, Syndication Agent, Documentation Agents and Co-Documentation Agents therein named, and Bank of America, N.A., as Administrative Agent (and their successors and assigns from time to time party thereto), including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case as amended, modified, renewed, extended, refunded, replaced or refinanced from time to time.

        "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

        "Designated Senior Indebtedness" means (i) Indebtedness under the Credit Facilities, (ii) Indebtedness under the Senior Notes and (iii) any other Senior Indebtedness the principal amount of which is $100,000,000 or more and that has been designated by the Company as "Designated Senior Indebtedness" in the documentation with respect thereto.

        "Default" means any event that after notice or lapse of time, or both, would become an Event of Default.

        "Defaulted Interest" has the meaning specified in Section 3.7(b).

        "Detroit" means MGM Grand Detroit, LLC, a Delaware limited liability company.

        "Detroit II" means MGM Grand Detroit II, LLC, a Delaware limited liability company.

        "Discharged" has the meaning specified in Section 14.2.

        "Dollar" or "$" means a dollar or other equivalent unit in such coin or currency of the United States that, at the time of payment, is legal tender for the payment of public and private debts.

        "Event of Default" has the meaning specified in Section 5.1.

        "Excluded Subsidiary" means The MGM Grand Bally's Monorail, LLC, Detroit, Detroit II, MGM Grand Diamond, Inc. and the Company's non-U.S. Subsidiaries whose only tangible assets are located in foreign nations and their U.S. holding companies, provided such holding companies have no other assets or operations and provided that except for Detroit to the extent it guarantees any amount of proceeds of borrowings under the Credit Facilities made available to Detroit, if any Excluded Subsidiary becomes subject to the covenants in the Credit Facilities applicable to the Subsidiary Guarantors or grants any Liens to secure the Credit Facilities, such Excluded Subsidiary will thereafter not be an Excluded Subsidiary.

        "Funded Debt" means all Indebtedness of the Company or any Subsidiary Guarantor which (i) matures by its terms on, or is renewable at the option of any obligor thereon to, a date more than one year after the date of original issuance of such Indebtedness and (ii) ranks at least pari passu with the notes or the applicable Guarantee.

        "Gaming Authority" means the Nevada Gaming Commission, the Nevada State Gaming Control Board, the New Jersey Casino Control Commission, the New Jersey Division of Gaming Enforcement, the Michigan Gaming Control Board, the Detroit City Council, the Mississippi Gaming Commission or any similar commission or agency which has, or may at any time after the date of this Indenture have, jurisdiction over the gaming activities of the Company or a Subsidiary (other than an Excluded Subsidiary) of the Company or any successor thereto.

        "Gaming Laws" means the gaming laws of a jurisdiction or jurisdictions to which the Company or a Subsidiary of the Company is, or may at any time after the date of this Indenture be, subject.

        "Gaming Licenses" means every material license, permit, franchise, registration or other material approval held by, or issued at any time after the date of this indenture, to the Company or any of its Subsidiaries authorizing the Company or any of its Subsidiaries to own, lease, operate or otherwise conduct or manage gaming in any state or jurisdiction.

        "Global Note" means a registered Note evidencing all or part of the Notes, including, without limitation, any temporary or permanent Global Note.

        "Guarantee" has the meaning specified in Section 15.1.

        "Guaranteed Obligations" has the meaning specified in Section 15.1.

        "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness; provided that the accrual of interest shall not be considered an Incurrence of Indebtedness.

        "Indebtedness" of any person means (i) any indebtedness of such Person, contingent or otherwise, in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by notes, bonds, debentures or similar instruments or letters of credit, or representing the balance deferred and unpaid of the purchase price of any property, including any such indebtedness Incurred in connection with the acquisition by such person or any of its Subsidiaries of any other business or entity, if and to the extent such indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with generally accepted accounting principles, including for such purpose Obligations under capitalized leases, and (ii) any guarantee, endorsement (other than for collection or deposit in the ordinary course of business), discount with recourse, or any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire or to supply or advance funds with respect to, or to become liable with respect to (directly or indirectly) any indebtedness, obligation, liability or dividend of any Person, but shall not include indebtedness or amounts owed for compensation to employees, or for goods or materials purchased, or services utilized, in the ordinary course of business of such Person. For purposes of this definition of Indebtedness, a "capitalized lease" shall be deemed to mean a lease of real or personal property which, in accordance with generally accepted accounting principles, is required to be capitalized.

        "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.

        "Indenture" means this instrument as originally executed, or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including the provisions relating to the Guarantees from time to time contained herein and, unless the context otherwise requires, shall include the terms of the Notes.

        "Interest Payment Date" with respect to any Note means June 1 and December 1 of each year, commencing December 1, 2000, provided that if such Interest Payment Date is not a Business Day, interest due on such Interest Payment Date shall be payable on the next succeeding Business Day.

        "Issue Date" means May 31, 2000 or any other date as the Company and the Trustee may mutually agree.

        "Joint Venture" means any partnership, corporation or other entity, in which up to and including 50% of the partnership interests, outstanding voting stock or other equity interests is owned, directly or indirectly, by the Company and/or one or more of its Subsidiaries.

        "Lien" means any mortgage, pledge, hypothecation, assignment, deposit, arrangement, encumbrance, security interest, lien (statutory or otherwise), or preference, priority or other security or similar agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

        "Make-Whole Premium" means, with respect to any Note at any redemption date, the excess, if any, of (i) the present value of the sum of the principal amount and premium, if any, that would be payable on such Note on its maturity date and all remaining interest payments (not including any portion of such payments of interest accrued as of the redemption date) to and including such maturity date, discounted on a semi-annual bond equivalent basis from such maturity date to the redemption date at a per annum interest rate equal to the sum of the Treasury Yield (determined on the business day immediately preceding the date of such redemption), plus 50 basis points, over (ii) the principal amount of the Note being redeemed.

        "Maturity" when used with respect to any Note means the date on which the principal of such Note or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, repayment or otherwise.

        "Merger" means the merger of Mirage with and into a wholly owned Subsidiary of the Company pursuant to that certain Agreement and Plan of Merger dated as of March 6, 2000 among Mirage, the Company and a wholly owned Subsidiary of the Company.

        "Mirage" means Mirage Resorts, Incorporated, a Nevada corporation.

        "Mirage Notes" means (i) Mirage's 6-5/8% notes due 2005 in the original aggregate principal amount of $200 million, (ii) Mirage's 7-1/4% notes due 2006 in the original aggregate principal amount of $250 million, (iii) Mirage's 6-3/4% notes due 2007 in the original principal amount of $200 million, (iv) Mirage's 6-3/4% notes due 2008 in the original principal amount of $200 million and (v) Mirage's 7-1/4% debentures due 2017 in the original principal amount of $100 million.

        "Moody's" means Moody's Investor Service, Inc.

        "Non-recourse Indebtedness" means Indebtedness the terms of which provide that the lender's claim for repayment of such Indebtedness is limited solely to a claim against the property which secures such Indebtedness.

        "Note Register" and "Note Registrar" have the respective meanings specified in Section 3.5(a).

        "Notes" has the meaning stated in the first recital of this Indenture and includes any Notes (including any Global Note) authenticated and delivered under this Indenture.

        "Obligations" means any principal, interest, premium, if any, penalties, fees, indemnifications, reimbursements, expenses, damages or other liabilities or amounts payable under the documentation governing or otherwise in respect of any Indebtedness.

        "Offer to Purchase" means a written offer (the "Offer") sent by the Company to each holder of a Note at his address appearing in the Note Register on the date of the Offer offering to purchase up to the principal amount of Notes specified in such Offer at the purchase price specified in such Offer (as determined pursuant to this Indenture). The Company shall notify the Trustee at least 15 Business Days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Company's obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. The Offer shall contain all instructions and materials necessary to enable holders of Notes to tender Notes pursuant to the Offer to Purchase. The Offer shall also state:

             (1) that a Change of Control has occurred and a Change of Control Offer is being made pursuant to Section 12.11 and that all Notes timely tendered will be accepted for payment;

             (2) the Change of Control Purchase Price and the purchase date, which shall be, subject to any contrary requirements of applicable law, a Business Day no earlier than 20 Business Days after the date such notice is mailed (the "Purchase Date");

             (3) the aggregate principal amount of the Outstanding Notes offered to be purchased by the Company pursuant to the Offer to Purchase (the "Purchase Amount");

             (4) the purchase price to be paid by the Company for each $1,000 aggregate principal amount of Notes accepted for payment (as specified pursuant to this Indenture) (the "Purchase Price");

             (5) that the holder may tender all or any portion of the Notes registered in the name of such holder and that any portion of a Note tendered must be tendered in an integral multiple of $1,000 principal amount;

             (6) the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase;

             (7) that on the Purchase Date the Purchase Price will become due and payable upon each Note accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date;

             (8) that each holder electing to tender a Note pursuant to the Offer to Purchase will be required to surrender such Note at the place or places specified in the Offer prior to the close of business on the Purchase Date (such Note being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the holder thereof or his attorney duly authorized in writing);

             (9) that holders will be entitled to withdraw all or any portion of Notes tendered if the Company (or its Paying Agent) receives, not later than the close of business on the Purchase Date, a facsimile transmission or letter setting forth the name of the holder, the principal amount of the Note the holder tendered, the certificate number of the Note the holder tendered and a statement that such holder is withdrawing all or a portion of his tender; and

             (10) that in case of any holder whose Note is purchased only in part, the Company shall execute, and the Trustee shall authenticate and deliver to the holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Note so tendered.


Any Offer to Purchase shall be governed by and effected in accordance with the Offer for such Offer to Purchase.

        "Officers' Certificate" means a certificate signed by the Chairman of the Board of Directors, the President or an Executive or Senior Vice President and by the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary of the Company and delivered to the Trustee.

        "Opinion of Counsel" means a written opinion of counsel, who may be counsel to the Company (including an employee of the Company).

        "Outstanding" when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

             (i) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

             (ii) Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the holders of such Notes; provided, however, that if such Notes are to be redeemed, then notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made and the date for such redemption has passed;

             (iii) Notes, except to the extent provided in Section 14.2, with respect to which the Company has effected defeasance as provided in Article 14; and

             (iv) Notes paid pursuant to Section 3.6 and Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Company;

        provided, however, that in determining whether the holders of the requisite principal amount of Notes Outstanding have performed any Act hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding (provided, that in connection with any offer by the Company or any obligor to purchase Notes, Notes rendered by a holder shall be Outstanding until the date of purchase), except that, in determining whether the Trustee shall be protected in relying upon any such Act, only Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

        "Paying Agent" means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Notes on behalf of the Company.

        "Permitted Holders" means (i) an employee stock ownership plan or other employee benefit plan covering employees of the Company and its Subsidiaries and
(ii) Tracinda Corporation, its Affiliates and, with respect to any natural Person that is an Affiliate, any Related Persons of such Person.

        "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, estate, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

        "Place of Payment" when used with respect to the Notes means the Corporate Trust Office of the Trustee or such other location as may be established under Section 12.3.

        "Predecessor Note" of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 3.6 in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

        "Principal Property" means any real estate or other physical facility or depreciable asset or securities the net book value of which on the date of determination exceeds the greater of $25 million or 2% of Consolidated Net Tangible Assets.

        "Purchase Date" has the meaning specified in the definition of Offer to Purchase.

        "Redemption Date" means the date fixed for redemption of any Note pursuant to this Indenture.

        "Redemption Price" has the meaning specified in Section 13.1.

        "Regular Record Date" for the interest payable on the Notes on any Interest Payment Date means the May 15 or November 15 (whether or not a Business
Day), as the case may be, next preceding such Interest Payment Date.

        "Related Persons" means, with respect to any natural Person, (i) such Person's spouse, former spouses, parents and descendants (whether by blood or adoption, and including stepchildren) and the spouses of any such natural Persons, (ii) the estate of such natural Person and (iii) any corporation, partnership, trust or other Person controlled by, and in which at least 50% of the interests therein are owned by, one or more of any of such natural Person, such spouse, former spouses, parents and descendants (whether by blood or adoption, and including stepchildren) and the spouses of any such natural Persons.

        "Responsible Officer" when used with respect to the Trustee means any vice president, any assistant secretary, any assistant treasurer or any assistant vice president or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

        "Representative" means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Indebtedness; provided that if, and for so long as, any Designated Senior Indebtedness lacks such a representative, then the Representative for such Designated Senior Indebtedness shall at all times be the holders of a majority in outstanding principal amount of such Designated Senior Indebtedness in respect of any Designated Senior Indebtedness.

        "Sale and Lease-Back Transaction" means any arrangement with a person (other than the Company or any of its Subsidiaries), or to which any such person is a party, providing for the leasing to the Company or any of its Subsidiaries for a period of more than three years of any Principal Property which has been or is to be sold or transferred by the Company or any of its Subsidiaries to such person or to any other person (other than the Company of any of its Subsidiaries), to which funds have been or are to be advanced by such person on the security of the leased property.

        "Senior Indebtedness" means the following Obligations of the Company or any Subsidiary Guarantor, as the case may be, whether outstanding on the date of the offering or thereafter Incurred, unless such Obligation is Indebtedness that is expressly made equal or subordinate in right of payment to the Notes or the Subsidiary Guarantees, by its terms or the terms of any issuing agreement or instrument:

             (i) all Indebtedness and all other Obligations of the Company or any Subsidiary Guarantor, as the case may be, under (or in respect of) the Credit Facilities and all Interest Rate Agreements and Currency Agreements with respect thereto;

             (ii) all Indebtedness and all other obligations of the Company or any Subsidiary Guarantor, as the case may be, under (or in respect of) the Senior Notes;

             (iii) all interest accruing subsequent to events of bankruptcy of the Company or any Subsidiary Guarantor at the rate provided for in the document governing any Senior Indebtedness, whether or not such interest is an allowed claim enforceable against the debtor in a bankruptcy case under bankruptcy law, and

             (iv) all other Indebtedness and all other Obligations of the Company or any Subsidiary Guarantor, unless it is expressly stated in the governing terms or in the assumption thereof that such Indebtedness in not "Senior Indebtedness."

Notwithstanding the foregoing, the term "Senior Indebtedness" shall not include:

             (a) any Indebtedness of the Company to any of its Subsidiaries, or to a joint venture in which the Company or any of its Subsidiaries has an interest;

             (b) any Indebtedness of any Subsidiary of the Company to the Company or any other Subsidiary of the Company, or to a joint venture in which the Company or any of its Subsidiaries has an interest;

             (c) any Indebtedness that was Non-recourse Indebtedness when Incurred by either the Company or any Subsidiary Guarantor;

             (d) any Indebtedness of the Company or any Subsidiary Guarantor, as the case may be, to the extent not permitted by Section 12.10;

             (e) any Indebtedness to any employee of either the Company or any of its Subsidiaries;

             (f) any liability for taxes owed or owing by either the Company or any of its Subsidiaries; or

             (g)    any trade payables.

        "Senior Notes" means (i) the Company's 6.95% senior collateralized notes due 2005 in the original aggregate principal amount of $300 million, (ii) the Company's 6.875% senior collateralized notes due 2008 in the original aggregate principal amount of $200 million and (iii) the Mirage Notes.

        "Significant Subsidiary" means, with respect to any Person, any Subsidiary of that Person that would be a "significant subsidiary" as defined in
Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Notes Act of 1933, as amended, as such Regulation is in effect on the date hereof.

        "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.7(b).

        "Stated Maturity" when used with respect to any Note or any payment of principal thereof or premium thereon or interest thereon means the date specified in such Note or in this Indenture, as the date on which the principal of such Note or such payment of principal, premium or interest is due and payable.

        "Subsidiary" of any specified Person means any corporation, partnership or limited liability companies of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power for the election of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by such Person, or by one or more other Subsidiaries, or by such Person and one or more other Subsidiaries.

        "Subsidiary Guarantor" means (i) each Subsidiary of the Company identified as a Subsidiary Guarantor on the signature pages hereof, (ii) each Subsidiary of the Company that executes a supplemental indenture immediately following the consummation of the Merger and (iii) each other Subsidiary of the Company that becomes a Subsidiary Guarantor in accordance with Section 12.7 or by executing a supplemental indenture in which such Subsidiary agrees to be bound by the terms of this Indenture as a Subsidiary Guarantor, together with their permitted successors and assigns provided that if the Guarantee of a Subsidiary Guarantor is withdrawn or cancelled pursuant to
Section 12.7(c), such Person shall no longer be a Subsidiary Guarantor hereunder.

        "S&P" means Standard & Poor's Ratings Group (a division of McGraw Hill, Inc.).

        "Treasury Securities" mean any investment in obligations issued or guaranteed by the United States government or any agency thereof.

        "Treasury Yield" means the yield to maturity at the time of computation of Treasury Securities with a constant maturity (as compiled by and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two business days prior to the date fixed for redemption (or, if such Statistical Release is no longer published, any publicly available source of similar data)) most nearly equal to the then remaining average life of the Notes, provided that if the average life of the Notes is not equal to the constant maturity of a Treasury Security for which a weekly average yield is given, the Treasury Yield shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of Treasury Securities for which such yields are given, except that if the average life of the Notes is less than one year, the weekly average yield on actually traded Treasury Securities adjusted to a constant maturity of one year shall be used.

        "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean or include each Person who is then a Trustee hereunder. Except where the context otherwise requires, "Trustee" shall include the Trustee in its capacity as Paying Agent and Note Registrar.

        "Trust Indenture Act" means the Trust Indenture Act of 1939, as it may be amended from time to time.

        "United States" means the United States of America (including the States and the District of Columbia), its territories and possessions and other areas subject to its jurisdiction.

        "U.S. Depositary" means a clearing agency registered under the Securities Exchange Act of 1934, as amended, or any successor thereto, which shall in either case be the U.S. Depositary designated in the form of Note attached as Exhibit A hereto until a successor U.S. Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "U.S. Depositary" shall mean or include each Person who is then a U.S. Depositary hereunder.

        "U.S. Government Obligations" has the meaning specified in Section 14.2.

        "Vice President" includes, with respect to the Company, any Executive or Senior Vice President and includes, with respect to the Trustee, any Vice President, whether or not designated by a number or word or words added before or after the title "Vice President."

        "Voting Stock" of any Person means all classes of capital stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

        "Wholly Owned Subsidiary Guarantor" means, at any time, a Subsidiary Guarantor all the Voting Stock of which (except directors' qualifying shares) is at such time owned, directly or indirectly, by the Company and its other Wholly Owned Subsidiary Guarantors.

Section 1.2  COMPLIANCE CERTIFICATES AND OPINIONS.

        Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

        Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than certificates provided pursuant to Section 12.2) shall include:

        (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

        (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

        (c) a statement that, in the opinion of each such individual, such individual has made such examination or investigation as is necessary to enable that individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and

        (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

provided, however, that with respect to matters of law, an Officers' Certificate may be based upon an Opinion of Counsel, unless the signers know, or in the exercise of reasonable care should know, that such Opinion of Counsel is erroneous, and provided, further, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials, unless the signer knows, or in the exercise of reasonable care should know, that any such document is erroneous.

Section 1.3  FORM OF DOCUMENTS DELIVERED TO TRUSTEE.

        In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

        Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

                                   ARTICLE 2

                                 FORM OF NOTES

Section 2.1  FORMS GENERALLY.

        The Notes shall be substantially in the form of Exhibit A hereto or in such other form as shall be established in or pursuant to a Board Resolution or one or more indentures supplemental hereto, and shall have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements placed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange on which any of the Notes may be listed, or to conform to usage, all as determined by the officers executing such Notes as conclusively evidenced by their execution of such Notes. If the form of Notes (or any Global Note) is established in or pursuant to a Board Resolution, a copy of such Board Resolution shall be delivered to the Trustee, together with an Officers' Certificate setting forth the form of such Notes, at or prior to the delivery of the Company Order contemplated by Section 3.3 for the authentication and delivery of such Notes (or any such Global Note).

        Subject to Section 3.4, the definitive Notes shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Notes, as conclusively evidenced by their execution of such Notes.

Section 2.2  FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION.

        The form of the Trustee's certificate of authentication to be borne by the Notes shall be substantially as follows:

        TRUSTEE'S CERTIFICATE OF AUTHENTICATION

        This is one of the Notes designated therein referred to in the within mentioned Indenture.

             THE BANK OF NEW YORK, as Trustee



             By:
                  Authorized Signatory

Section 2.3  NOTE IN GLOBAL FORM.

        If any Note is issued as a Global Note, such Global Note may provide that it shall represent the aggregate amount of Outstanding Notes from time to time endorsed thereon and may also provide that the aggregate amount of Outstanding Notes represented thereby may from time to time be reduced to reflect exchanges. Any endorsement of a Global Note to reflect the amount, or any increase or decrease in the amount, of Outstanding Notes represented thereby shall be made by the Trustee and in such manner as shall be specified in such Global Note. Any instructions by the Company with respect to a Global Note, after its initial issuance, shall be in writing but need not comply with Section 1.2.

        Global Notes will be issued in registered form and in either temporary or permanent form. Permanent Global Notes will be issued in definitive form.

        Every Global Note authenticated and delivered hereunder shall bear a legend in substantially the following form:

        THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THE NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

                                   ARTICLE 3

                                   THE NOTES

Section 3.1  AMOUNT.

        The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is limited to $710,000,000, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 2.3, 3.3, 3.4, 3.6, 11.6 or 13.7, or in connection with an Offer to Purchase pursuant to Section 12.11.

        The Notes shall be known and designated as the "9 3/4% Senior Subordinated Notes due 2007" of the Company. Their Stated Maturity shall be June 1, 2007, and they shall bear interest at a rate per annum equal to 9 3/4%, accruing from the Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable in cash semi-annually on each Interest Payment Date, commencing December 1, 2000, until the principal thereof is paid or duly provided for.

        The principal of (and premium, if any) and interest on the Notes shall be payable at such office or agency of the Company as may be maintained for such purpose under Section 12.3, which initially shall be the Place of Payment.

        The payment of the Notes is guaranteed pursuant to the Guarantees in favor of the Beneficiaries.

        The Notes shall be subject to repurchase by the Company pursuant to an Offer to Purchase as provided in Section 12.11.

        The Notes shall be redeemable as provided in Article 13.

        All Notes shall be substantially identical except as to denomination.

        All securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided herein, or in any such indenture supplemental hereto. All securities of any one series need not be issued at the same time, and unless otherwise provided, a series may be reopened for issuance of additional securities of such series.

Section 3.2  DENOMINATIONS.

        The Notes shall be issuable only as Notes in denominations of $1,000 and any integral multiple thereof and shall be payable only in Dollars.

Section 3.3  EXECUTION, AUTHENTICATION, DELIVERY AND DATING.

        The Notes shall be executed on behalf of the Company by its Chairman of the Board of Directors, its President, one of its Executive or Senior Vice Presidents or its Treasurer, and attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers may be manual or facsimile.

        Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

        At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes, executed by the Company, to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes and the Trustee in accordance with the Company Order shall authenticate and deliver such Notes. If any Note shall be represented by a permanent Global Note, then, for purposes of this Section and

Section 3.4, the notation of a beneficial owner's interest therein upon original issuance of such Note or upon exchange of a portion of a temporary Global Note shall be deemed to be delivery in connection with the original issuance of such beneficial owner's interest in such permanent Global Note.

        The Trustee shall be entitled to receive, and (subject to Section 6.1) shall be fully protected in relying upon, prior to the authentication and delivery of the Notes, (i) a Company Order for such authentication, (ii) the Board Resolution by or pursuant to which the form and terms of such Notes have been approved, (iii) an Officers' Certificate stating that all conditions precedent provided for in the Indenture have been complied with and that, to the best knowledge of the signers of such certificates, no Event of Default with respect to any of the Notes shall have occurred and be continuing and (iv) an Opinion of Counsel substantially to the effect that:

        (a) the forms and terms of such Notes, have been established in conformity with the provisions of this Indenture; and

        (b) such Notes, when completed by appropriate insertions and executed and delivered by the Company to the Trustee in accordance with the Indenture, authenticated and delivered by the Trustee in accordance with this Indenture and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute legal, valid and binding obligations of the Company (and the Guarantees with respect thereto will constitute legal, valid and binding obligations of each Subsidiary Guarantor), enforceable against the Company (and each respective Subsidiary Guarantor) in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent transfer and similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

        The Trustee shall not be required to authenticate such Notes if the issuance of such Notes pursuant to this Indenture will affect the Trustee's own rights, duties or immunities under the Notes and this Indenture in a manner which is not reasonably acceptable to the Trustee.

        Each Note shall be dated the date of its authentication.

        No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in one of the forms provided for herein duly executed by the Trustee or by an Authenticating Agent, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture. Notwithstanding the foregoing, if any Note shall have been duly authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Note to the Trustee for cancellation as provided in Section 3.8 together with a written statement (which need not comply with Section 1.2) stating that such Note has never been issued and sold by the Company, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

Section 3.4 TEMPORARY NOTES; EXCHANGE OF TEMPORARY GLOBAL NOTES FOR DEFINITIVE NOTES; GLOBAL NOTES REPRESENTING NOTES.

       (a) Pending the preparation of definitive Notes, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination for Notes, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as conclusively evidenced by their execution of such Notes. Every such temporary Note shall be executed by the Company and shall be authenticated and delivered by the Trustee upon the same conditions and in substantially the same manner, and with the same effect, as the definitive Notes in lieu of which they are issued.

       Except in the case of temporary Global Notes (which shall be exchanged in accordance with the provisions of the following paragraphs), if temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes, of a like Stated Maturity and with like terms and provisions, upon surrender of the temporary Notes at the office or agency of the Company in a Place of Payment, without charge to the holder, except as provided in Section 3.5 in connection with a transfer. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations and of a like Stated Maturity and like terms and provisions. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

       (b) The Notes are initially to be issued in the form of one or more Global Notes. The Company shall execute and the Trustee shall, in accordance with Section 3.3 and the Company Order, authenticate and deliver one or more Global Notes in temporary or permanent form that (i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of the Outstanding Notes to be represented by such Global Notes, (ii) shall be registered in the name of the U.S. Depositary for such Global Note or Notes or the nominee of such depositary, and (iii) shall bear a legend substantially as set forth in Section 2.3.

       Notwithstanding any other provision of this Section or Section 3.5, unless and until it is exchanged in whole or in part for Notes in definitive form, a Global Note representing the Notes may not be transferred except as a whole by the U.S. Depositary to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor U.S. Depositary or a nominee of such successor depositary.

       If at any time the U.S. Depositary for the Notes notifies the Company that it is unwilling or unable to continue as U.S. Depositary for the Notes or if at any time the U.S. Depositary for Notes shall no longer be a clearing agency registered and in good standing under the Notes Exchange Act of 1934, as amended, or other applicable statute or regulation, the Company shall appoint a successor U.S. Depositary with respect to the Notes. If a successor U.S. Depositary for the Notes is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Notes, will authenticate and deliver, Notes in definitive form in an aggregate principal amount equal to the principal amount of the Global Note or Notes in exchange for such Global Note or Notes.

       The Company may at any time and in its sole discretion determine that the Notes issued in the form of one or more Global Notes shall no longer be represented by such Global Note or Notes. In such event, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Notes, will authenticate and deliver, Notes in definitive form and in an aggregate principal amount equal to the principal amount of the Global Note or Notes in exchange for such Global Note or Notes.

       If the Notes shall have been issued in the form of one or more Global Notes and if an Event of Default with respect to the Notes shall have occurred and be continuing, upon request by the Trustee (which shall be made upon request of any Person or Persons having a beneficial interest in at least 25% in principal amount of the Global Notes or, if Section 3.10 is applicable, any Person having a beneficial interest in the Global Notes), the Company will promptly execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Notes, will authenticate and deliver, Notes in definitive form and in an aggregate principal amount equal to the principal amount of the Global Note or Notes (or such lesser principal amount as the Trustee may request with respect to a specified Person's beneficial interest in the Global Note, in which case the Trustee will authenticate and deliver a new Global Note or Notes in a denomination equal to the difference between the principal amount of the surrendered Global Note or Notes and the such lesser principal amount requested by the Trustee), in exchange for such Global Note or Notes.

       The U.S. Depositary for the Notes may surrender a Global Note for the Notes in exchange in whole or in part for the Notes in definitive form on such terms as are acceptable to the Company and such depositary. Thereupon, the Company shall execute and the Trustee shall authenticate and deliver, without charge:

          (i) to each Person specified by the U.S. Depositary a new Note or Notes, of any authorized denomination as requested by such Person in an aggregate principal amount equal to and in exchange for such Person's beneficial interest in the Global Note; and

          (ii) to the U.S. Depositary a new Global Note in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Note and the aggregate principal amount of Notes delivered to holders thereof.

       Upon the exchange of a Global Note for Notes in definitive form, such Global Note shall be cancelled by the Trustee. Notes issued in exchange for a Global Note pursuant to this subsection (c) shall be registered in such names and in such authorized denominations as the U.S. Depositary for such Global Note, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Notes to the Persons in whose names such Notes are so registered.

Section 3.5  REGISTRATION, TRANSFER AND EXCHANGE.

       (a) The Company shall cause to be kept at the Corporate Trust Office of the Trustee (or at the appropriate office of any other Note Registrar appointed hereunder) a register (the registers maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers and exchanges of Notes. Pursuant to
Section 6.15, the Company shall appoint a "Note Registrar" for the purpose of registering Notes and registering transfers and exchanges of Notes as herein provided.

       Upon surrender for registration of transfer of any Note at the office or agency of the Company maintained for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee, one or more new Notes of like aggregate principal amount of such denominations as are authorized for Notes and of a like Stated Maturity and with like terms and conditions.

       Except as otherwise provided in Section 3.4 and this Section 3.5, at the option of the holder, Notes may be exchanged for other Notes of like aggregate principal amount and of a like Stated Maturity and with like terms and conditions, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the holder making the exchange is entitled to receive.

       (b) All Notes issued upon any transfer or exchange of Notes shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered for such transfer or exchange.

       Every Note presented or surrendered for transfer or exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar, duly executed, by the holder thereof or his or her attorney duly authorized in writing.

       No service charge will be made for any transfer or exchange of Notes except as provided in Section 3.6. The Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration, transfer or exchange of Notes, other than exchanges pursuant to Section 12.11 not involving any transfer and other than those expressly provided in this Indenture to be made at the Company's own expense or without expense or without charge to the holders.

       The Company, the Trustee and the Note Registrar shall not be required (i) to register, transfer or exchange Notes during a period beginning at the opening of business 15 days before the day of the transmission of a notice of redemption of Notes selected for redemption under Section 13.3 and ending at the close of business on the day of such transmission, or (ii) to register, transfer or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

Section 3.6  MUTILATED, DESTROYED, LOST AND STOLEN DEBT SECURITIES.

       If (i) any mutilated Note is surrendered to the Trustee at its Corporate Trust Office, or (ii) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them and any Paying Agent harmless, and neither the Company nor the Trustee receives notice that such Note has been acquired by a bona fide purchaser, then the Company shall execute and upon Company Request, the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a new Note of like Stated Maturity and with like terms and conditions and like principal amount, bearing a number not contemporaneously Outstanding.

       In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay the amount due on such Note.

       Upon the issuance of any new Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in respect thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

       Every new Note issued pursuant to this Section shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

       The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 3.7  PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED.

       (a) The Company shall duly and punctually pay the interest on the Notes in accordance with the terms of the Notes and this Indenture. Payments in respect of the Notes represented by a Global Note will be made by wire transfer of immediately available funds to the accounts specified by the Global Note holder. With respect to Notes that are not represented by Global Notes, the Company will make all payments of interest by wire transfer of immediately available funds to the accounts specified in writing by holders thereof prior to 10:00 a.m., New York City time, on the relevant Regular Record Date or, if no such account is specified, by mailing a check to each such holder's address in the Note Register.

       (b) Any interest on any Note which is payable but is not punctually paid or duly provided for on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered holder on the relevant Regular Record Date by virtue of his having been such registered holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

            (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names such Notes (or their respective Predecessor Note) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee prior to 10:00 a.m., New York City time, an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to the holders of such Notes at their addresses as they appear in the Note Register, not less than 15 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Notes (or their respective Predecessor Note) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

            (2) The Company may make payment of any Defaulted Interest on Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, and upon such notice as may be required by such exchange, if, after notice is given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

       (c) Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon transfer of, in exchange for, or in lieu of, any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

Section 3.8  CANCELLATION.

       All Notes surrendered for payment, redemption, purchase under Section 12.11, transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee at its Corporate Trust Office. All Notes so delivered shall be promptly cancelled by the Trustee. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Notes previously authenticated hereunder which the Company has not issued, and all Notes so delivered shall be promptly cancelled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be delivered to the Company upon Company Request. The acquisition of any Notes by the Company shall not operate as a redemption or satisfaction of the indebtedness represented thereby unless and until such Notes are surrendered to the Trustee for cancellation. Permanent

Global Notes shall not be disposed of until exchanged in full for definitive Notes or until payment thereon is made in full.

Section 3.9  COMPUTATION OF INTEREST.

       Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 3.10  EXCHANGE UPON DEFAULT.

       If default is made in the payments referred to in Section 12.1, then the Company hereby undertakes that, upon presentation and surrender of a permanent Global Note to the Trustee (or to any other Person or at any other address as the Company may designate in writing), on any Business Day on or after the maturity date thereof, the Company will issue and the Trustee will authenticate and deliver to the bearer of such permanent Global Note duly executed and authenticated definitive Notes with the same issue date and maturity date as set out in such permanent Global Note.

Section 3.11  MANDATORY DISPOSITION OF NOTES PURSUANT TO GAMING LAWS.

       Each holder and beneficial owner, by accepting or otherwise acquiring an interest in the Notes, shall be deemed to have agreed that if the Gaming Authority of any jurisdiction in which the Company or any of its Subsidiaries conducts or proposes to conduct gaming requires that a Person who is a holder or beneficial owner must be licensed, qualified or found suitable under the applicable Gaming Laws, such holder or beneficial owner shall apply for a license, qualification or a finding of suitability within the required time period. If such Person fails to apply or become licensed or qualified or is found unsuitable (a "Disqualified Holder"), then the Company shall have the right, at its option, notwithstanding any other provision of this Indenture:

       (i) to require such Person to dispose of its Notes or beneficial interest therein within 30 days of receipt of notice of the Company's election or such earlier date as may be requested or prescribed by such Gaming Authority; or

       (ii) to redeem such Notes, which may be less than 30 days following the notice of redemption if so requested or prescribed by the Gaming Authority, at a redemption price equal to:

             (1)  the lesser of:

                  (a) the Person's cost, plus accrued and unpaid interest, if any, to the earlier of the redemption date or the date of the finding of unsuitability or failure to comply; and

                  (b) 100% of the principal amount thereof, plus accrued and unpaid interest to the earlier of the redemption date and the date of the finding of unsuitability; or

             (2) such lesser amount as may be required by applicable Gaming Laws or by order of any Gaming Authority.

        The Company shall notify the Trustee in writing of any such Disqualified Holder status or redemption as soon as practicable. The Company shall not be responsible for any costs or expenses any such holder or beneficial owner may incur in connection with its application for a license, qualification or a finding of suitability. Notwithstanding any other provision of this Indenture, immediately upon the imposition of a requirement to dispose of Notes by a Gaming Authority, such Person shall, to the extent required by applicable Gaming Laws, have no further right (i) to exercise, directly or indirectly, through any trustee, nominee or any other person or entity, any right conferred by the Notes or (ii) to receive any interest, dividends or any other distributions or payments with respect to the Notes or any remuneration in any form with respect to the Notes from the Company or the Trustee, except the redemption price.

Section 3.12  CUSIP NUMBERS.

        The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to holders of Notes, provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.

                                   ARTICLE 4

                           SATISFACTION AND DISCHARGE

Section 4.1  SATISFACTION AND DISCHARGE OF INDENTURE.

        This Indenture shall, upon Company Request, cease to be of further effect with respect to the Notes (except as to any surviving rights of registration of transfer or exchange of such Notes herein expressly provided for and rights to receive payments of principal (and premium, if any) and interest on such Notes) and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

        (a)  either

             (1) all Notes theretofore authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.6, and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 12.4) have been delivered to the Trustee for cancellation; or

             (2) all Notes not theretofore delivered to the Trustee for cancellation,

                  (i)   have become due and payable, or

                  (ii) will become due and payable at their Stated Maturity within one year, or

                  (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice by the Trustee in the name, and at the expense, of the Company;

        (b)   the Company, in the case of subclause (i), (ii) or (iii) of clause
(a)(2) of this Section, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose an amount sufficient to pay and discharge the entire indebtedness on such Notes for principal (and premium, if any) and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be; provided, however, in the event a petition for relief under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, is filed with respect to the Company within 91 days after the deposit and the Trustee is required to return the deposited money to the Company, the obligations of the Company under this Indenture with respect to such Notes shall not be deemed terminated or discharged;

        (c) the Company has paid or caused to be paid all other sums payable hereunder by the Company;

        (d) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with; and

        (e) the Company has delivered to the Trustee an Opinion of Counsel or a ruling by the Internal Revenue Service to the effect that holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and discharge.

        Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.7, the obligations of the Company to any Authenticating Agent under Section 6.14, the obligations of the Company under Section 12.1, and, if money shall have been deposited with the Trustee pursuant to clause (b) of this Section, the obligations of the Trustee under Section 4.2 and the last paragraph of Section 12.4, shall survive.

Section 4.2  APPLICATION OF TRUST MONEY.

        Subject to the provisions of the last paragraph of Section 12.4, all money deposited with the Trustee pursuant to Section 4.1 shall be held in trust and applied by it, in accordance with the provisions of the Notes, and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee.

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                                   ARTICLE 5

                                   REMEDIES

Section 5.1  EVENTS OF DEFAULT.

        "Event of Default" wherever used herein with respect to the Notes means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law, pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

        (a) default in the payment of any interest upon any Note when it becomes due and payable, and continuance of such default for a period of 30 days; or

        (b) default in the payment of the principal of (and premium, if any, on) any Note at its Maturity (upon acceleration, optional or mandatory redemption or otherwise); or

        (c) failure to make timely any Offer to Purchase required to be made pursuant to Section 12.11 or, on the applicable Purchase Date, to purchase Notes required to be purchased by the Company pursuant to Section 12.11; or

        (d) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in principal amount of the Outstanding Notes, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

        (e) the acceleration or maturity of any Indebtedness of the Company or any Subsidiary Guarantor (other than Non-recourse Indebtedness), at any time, in an amount in excess of the greater of (i) $25,000,000 and (ii) 5% of Consolidate Net Tangible Assets, if such acceleration is not annulled within 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in principal amount of the Outstanding Notes; or

        (f) entry of final judgments against the Company or any Subsidiary Guarantor which remain undischarged for a period of 60 days, provided that the aggregate of all such judgments exceeds $25,000,000 and judgments exceeding $25,000,000 remain undischarged for 60 days after written notice to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in principal amount of the Outstanding Notes; or

        (g) the entry of a decree or order for relief in respect of the Company or any Significant Subsidiary by a court having jurisdiction in the premises in an involuntary case under the federal Bankruptcy Laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or a decree or order adjudging the Company or any Significant Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary under any applicable federal or state law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or any Significant Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

        (h) the commencement by the Company or any Significant Subsidiary of a voluntary case under the federal Bankruptcy Laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or the consent by it to the entry of an order for relief in an involuntary case under any such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or any Significant Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of its creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any Significant Subsidiary in furtherance of any such action.

Section 5.2  ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.

        If an Event of Default (other than an Event of Default described in clause (g) or (h) of Section 5.1) with respect to Notes at the time Outstanding occurs and is continuing, then in every such case the Trustee or the holders of not less than 25% in principal amount of the Outstanding Notes may declare the principal amount of all the Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by holders), and upon any such declaration such principal amount (or specified amount) plus accrued and unpaid interest (and premium, if payable) shall become immediately due and payable. Upon payment of such amount all obligations of the Company in respect of the payment of principal of the Notes shall terminate.

        At any time after such a declaration of acceleration with respect to Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the holders of at least a majority in principal amount of the Outstanding Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

        (a) the Company has paid or deposited with the Trustee a sum sufficient to pay

              (1)   all overdue installments of interest on all Notes,

              (2) the principal of (and premium, if any, on) any Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Notes,

              (3) to the extent that payment of such interest is lawful, interest upon overdue installments of interest on each Note at the rate or rates prescribed therefor in such Notes, and

              (4) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

        (b) all Events of Default with respect to Notes, other than the nonpayment of the principal of Notes which has become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

No such rescission and waiver shall affect any subsequent default or impair any right consequent thereon.

        If an Event of Default described in clause (g) or (h) of Section 5.1 occurs with respect to the Company or any Significant Subsidiary, the principal of, premium, if any, and accrued interest on the Notes shall be due and payable immediately without any further action or notice.

Section 5.3  COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE.

        The Company covenants that, if:

        (a) default is made in the payment of any installment of interest on any Note when such interest or payment becomes due and payable and such default continues for a period of 30 days, or

        (b) default is made in the payment of principal of (or premium, if any, on) any Note at the Maturity thereof,

then the Company will, upon demand of the Trustee, pay to it, for the benefit of the holders of such Notes, the amount then due and payable on such Notes for the principal (and premium, if any) and interest, if any, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

        If the Company fails to pay such amount forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon such Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Notes wherever situated.

        If an Event of Default with respect to Notes occurs and is continuing, then the Trustee may, in its discretion, proceed to protect and enforce its rights and the rights of the holders of Notes by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 5.4  TRUSTEE MAY FILE PROOFS OF CLAIM.

         In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceedings, or any voluntary or involuntary case under the federal Bankruptcy Laws, as now or hereafter constituted, relative to the Company or any Subsidiary Guarantor, or the property of the Company or of any Subsidiary Guarantor or their creditors, the Trustee (irrespective of whether the principal of such Notes shall then be due and payable as therein expressed or by declaration of acceleration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company or any Subsidiary Guarantor for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

        (a) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the holders of such Notes allowed in such judicial proceeding, and

        (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any receiver, assignee, trustee, custodian, liquidator, sequestrator (or other similar official) in any such proceeding is hereby authorized by each such holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to such holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.7.

        Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any holder thereof, or to authorize the Trustee to vote in respect of the claim of any holder in any such proceeding.

Section 5.5  TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF DEBT SECURITIES.

        All rights of action and claims under this Indenture or the Notes or Guarantees may be prosecuted and enforced by the Trustee without the possession of any of such Notes or Guarantees or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name, as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the holders of the Notes in respect of which such judgment has been recovered.

Section 5.6  APPLICATION OF MONEY COLLECTED.

        Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (and premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

        FIRST: To the payment of all amounts due the Trustee under Section 6.7;

        SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Notes ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, respectively;

        THIRD: without duplication, to holders of Notes for any other obligations owing to the holders of Notes under the Notes or this Indenture; and

        FOURTH:  The balance, if any, to the Person or Persons entitled thereto.

Section 5.7  LIMITATION ON SUITS.

        No holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or the Guarantees, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

        (a) such holder has previously given written notice to the Trustee of a continuing Event of Default;

        (b) the holders of not less than 25% in principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

        (c) such holder or holders have offered to the Trustee indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

        (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

        (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the holders of at least a majority in principal amount of the Outstanding Notes;

it being understood and intended that no one or more of such holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture or the Guarantees to affect, disturb or prejudice the rights of any other such holders, or to obtain or to seek to obtain priority or preference over any other of such holders or to enforce any right under this Indenture or the Guarantees, except in the manner herein provided and for the equal and ratable benefit of all of such holders. For the protection and enforcement of the provisions of this Section 5.7, each and every holder of Notes and the Trustee shall be entitled to such relief as can be given at law or in equity.

Section 5.8 UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL, PREMIUM AND INTEREST.

        Notwithstanding any other provision in this Indenture, except for restrictions imposed by Gaming Laws or Gaming Authorities on payments by entities holding Gaming Licenses, the holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 3.7 and Section 3.11) interest on such Note on the respective Stated Maturity or Maturities expressed in such Note (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment and interest thereon, and such right shall not be impaired without the consent of such holder.

Section 5.9  RESTORATION OF RIGHTS AND REMEDIES.

        If the Trustee or any holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such holder, then and in every such case the Company, the Trustee and the holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the holders shall continue as though no such proceeding had been instituted.

Section 5.10  RIGHTS AND REMEDIES CUMULATIVE.

        Except as otherwise expressly provided elsewhere in this Indenture, no right or remedy herein conferred upon or reserved to the Trustee or to the holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law (including Gaming Laws), be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.11  DELAY OR OMISSION NOT WAIVER.

        No delay or omission of the Trustee or of any holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or any acquiescence therein. Every right and remedy given by this Indenture or by law to the Trustee or to the holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the holders, as the case may be.

Section 5.12  CONTROL BY HOLDERS.

        The holders of at least a majority in principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes, provided that:

        (a) such direction shall not be in conflict with any rule of law (including Gaming Laws) or with this Indenture;

        (b) subject to the provisions of Section 6.1, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a Responsible Officer or Responsible Officers of the Trustee, determine that the proceeding so directed would be unjustly prejudicial to the holders of Notes not joining in any such direction; and

        (c) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 5.13  WAIVER OF PAST DEFAULTS.

        The holders of not less than a majority in aggregate principal amount of the Outstanding Notes, by notice to the Trustee, may, on behalf of the holders of all the Notes, waive any past default hereunder and its consequences, except a default:

        (a) in the payment of the principal of (or premium, if any) or interest on any Note, or

        (b)   in respect of a covenant or provision hereof which, pursuant to
Article 11, cannot be modified or amended without the consent of the holder of each Outstanding Note affected.

        Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of the Notes under this Indenture, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 5.14  UNDERTAKING FOR COSTS.

        All parties to this Indenture agree, and each holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit other than the Trustee of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant, but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any holder or group of holders holding in the aggregate more than 10% in principal amount of the Outstanding Notes, or to any suit instituted by any holder of a Note for the enforcement of the payment of the principal of (or premium, if any) or interest on such Note on or after the respective Stated Maturity or Maturities expressed in such Note (or, in the case of redemption, on or after the Redemption Date).

Section 5.15  WAIVER OF STAY OR EXTENSION LAWS.

        The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.16  DISQUALIFIED HOLDERS.

        To the extent required by applicable Gaming Laws, Notes held by a Disqualified Holder shall, so long as held by such Person, be disregarded for purposes of providing notices, directions, waivers or other actions and determining the sufficiency of such notices, directions, waivers or actions under this Article 5.

                                   ARTICLE 6

                                  THE TRUSTEE

Section 6.1  CERTAIN DUTIES AND RESPONSIBILITIES.

        (a) Except during the continuance of an Event of Default with respect to the Notes,

              (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

              (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

        (b) In case an Event of Default with respect to Notes has occurred and is continuing, the Trustee shall, with respect to the Notes, exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

        (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

              (1) this subsection shall not be construed to limit the effect of subsection (a) of this Section;

              (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

              (3) the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it with respect to Notes in good faith in accordance with the direction of the holders of at least a majority in principal amount of the Outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

              (4) the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

              (5) the Trustee shall cooperate and comply with any order or directive of a Gaming Authority in connection with this Indenture, including that the Trustee submit an application for any license, finding of suitability or other approval pursuant to any Gaming Laws (unless the Trustee shall have submitted its resignation) and will cooperate fully and completely in any proceeding related to such application; provided the Company agrees to prepare (or cause the Subsidiary Guarantors to prepare) all documentation in connection with any such order, directive, application and proceeding and to reimburse the Trustee for all costs and expenses incurred by it in connection therewith.

        (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

Section 6.2  NOTICE OF DEFAULTS.

        Within 90 days after the occurrence of any default hereunder with respect to Notes, the Trustee shall give notice to all holders of Notes of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the holders of Notes; and provided, further, that in the case of any default of the character specified in
Section 5.1(d) with respect to Notes, no such notice to holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Notes.

        Notice given pursuant to this Section 6.2 shall be transmitted by mail:

        (a) to all registered holders, as the names and addresses of the registered holders appear in the Note Register; and

        (b) to each holder of a Note whose name and address appear in the information preserved at the time by the Trustee in accordance with Section 7.2(a) of this Indenture.

Section 6.3  CERTAIN RIGHTS OF TRUSTEE.

        Except as otherwise provided in Section 6.1:

        (a) the Trustee may conclusively rely, and shall be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

        (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution;

        (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

        (d) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

        (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the holders of Notes pursuant to this Indenture, unless such holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

        (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

        (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

        (h) except with respect to Section 12.1, the Trustee shall have no duty to inquire as to the performance of the Company's covenants in Article 12 hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Default or Event of Default occurring pursuant to Section 5.1(a) or (b) or (ii) any Default or Event of

Default of which the Trustee shall have received written notification or obtained actual knowledge;

        (i) the Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; and

        (j) the Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

Section 6.4  NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF NOTES.

        The recitals contained herein and in the Notes, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture, the Guarantees or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds thereof.

Section 6.5  MAY HOLD NOTES.

        The Trustee, any Paying Agent, the Note Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Sections 6.8 and 6.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Note Registrar or such other agent.

Section 6.6  MONEY HELD IN TRUST.

        Money in any Currency held by the Trustee or any Paying Agent in trust hereunder need not be segregated from other funds except to the extent required by law. Neither the Trustee nor any Paying Agent shall be under any liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

Section 6.7  COMPENSATION AND REIMBURSEMENT.

        The Company agrees:

        (a) to pay to the Trustee from time to time such compensation as shall be agreed in writing between the Company and the Trustee in Dollars for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

        (b) except as otherwise expressly provided herein, to reimburse the Trustee in Dollars upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including costs incurred in connection with applications to any Gaming Authority and including the reasonable compensation and the reasonable expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

        (c) to indemnify in Dollars the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust or performance of its duties hereunder, including the costs and expenses of defending itself against any claim (whether asserted by the Company, a holder of Notes or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

        As security for the performance of the obligations of the Company under this Section, the Trustee shall have a claim prior to the Notes, upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of amounts due on the Notes.

        The obligations of the Company under this Section 6.7 to compensate and indemnify the Trustee for reasonable expenses, disbursements and advances shall constitute additional indebtedness under this Indenture and shall survive the satisfaction and discharge of this Indenture and any rejection or termination of this Indenture under any Bankruptcy Law. When the Trustee incurs expenses or renders services after an Event of Default specified in Section 5.1(g) or (h) occurs, the expenses and the compensation for the services of the Trustee are intended to constitute expenses of administration under any Bankruptcy Law.

Section 6.8  DISQUALIFICATION; CONFLICTING INTERESTS.

        The Trustee shall comply with the relevant provisions of the Trust Indenture Act with respect to conflicts of interest and disqualification. If such provisions require the Trustee to resign with respect to the Notes, the Company shall take prompt steps to have a successor appointed, in the manner and with the effect hereinafter specified in this Article.

Section 6.9  CORPORATE TRUSTEE REQUIRED; ELIGIBILITY.

        There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $100,000,000, subject to supervision or examination by Federal, State or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. Neither the Company nor any Affiliate of the Company shall serve as Trustee upon any Notes.

Section 6.10  RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

        Subject to compliance with applicable Gaming Laws:

         (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 6.11.

        (b) The Trustee may resign at any time with respect to the Notes by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes.

        (c) The Trustee may be removed at any time with respect to the Notes and a successor Trustee appointed by Act of the holders of at least a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee being removed may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes.

        (d)    If at any time:

               (1) the Trustee shall fail to comply with Section 6.8 with respect to the Notes after written request therefor by the Company or by any holder who has been a bona fide holder of a Note for at least six months, or

               (2) the Trustee shall cease to be eligible under Section 6.9 with respect to the Notes and shall fail to resign after written request therefor by the Company or by any such holder, or

               (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company, by a Board Resolution, may remove the Trustee with respect to all Notes, or (ii) subject to Section 5.14, any holder who has been a bona fide holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee for the Notes.

        (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Notes, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Notes and shall comply with the applicable requirements of Section 6.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Notes shall be appointed by Act of the holders of at least a majority in principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee with respect to the Notes and, to that extent, supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Notes shall have been so appointed by the Company or the holders and accepted appointment in the manner hereinafter provided, any holder who has been a bona fide holder of a Note for at least six months may, subject to Section 5.7, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes.

        (f) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Notes and each appointment of a successor Trustee with respect to the Notes in the manner and to the extent provided in Section 17.2 to the holders of Notes. Each notice shall include the name of the successor Trustee with respect to the Notes and the address of its Corporate Trust Office.

Section 6.11  ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

        Subject to compliance with applicable Gaming Laws:

        (a) In the case of an appointment hereunder of a successor Trustee with respect to all Notes, each such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee, but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its claim, if any, provided for in Section 6.7.

        (b) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) of this Section, as the case may be.

        (c) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 6.12  MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS.

        Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes. In case any Notes shall not have been authenticated by such predecessor Trustee, any such successor Trustee may authenticate and deliver such Notes, in either its own name or that of its predecessor Trustee, with the full force and effect which this Indenture provides for the certificate of authentication of the Trustee.

Section 6.13  PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

        If and when the Trustee shall be or become a creditor of the Company (or other obligor under the Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company or any Subsidiary Guarantor (or any such other obligor). A Trustee who has resigned or been removed shall be subject to Trust Indenture Act Section 311(a) to the extent indicated therein.

Section 6.14  APPOINTMENT OF AUTHENTICATING AGENT.

        As long as any Notes remain Outstanding, upon a Company Request, there shall be an authenticating agent (the "Authenticating Agent") appointed, for such period as the Company shall elect, by the Trustee to act as its agent on its behalf and subject to its direction in connection with the authentication and delivery of the Notes. Notes authenticated by such Authenticating Agent shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by such Trustee. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or to the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of such Trustee by such Authenticating Agent, except that only the Trustee may authenticate Notes upon original issuance and pursuant to Section
3.6 hereof. Such Authenticating Agent shall at all times be a corporation organized and doing business under the laws of the United States of America or of any state, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

        Any corporation into which any Authenticating Agent may be merged or converted, or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate agency or corporate trust business of any Authenticating Agent, shall continue to be the Authenticating Agent with respect to the Notes for which it served as Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or such Authenticating Agent. Any Authenticating Agent may at any time, and if it shall cease to be eligible shall, resign by giving written notice of resignation to the applicable Trustee and to the Company.

        Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.14 with respect to the Notes, the Trustee shall, upon Company Request, appoint a successor Authenticating Agent, and the Company shall provide notice of such appointment to all holders of Notes in the manner and to the extent provided in Section 17.2. Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein. The Company agrees to pay to the Authenticating Agent from time to time reasonable compensation for its services. The Authenticating Agent for the Notes shall have no responsibility or liability for any action taken by it as such at the direction of the Trustee, except arising out of its negligence or willful misconduct.

        If an appointment is made pursuant to this Section, the Notes may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternative certificate of authentication in the following form:

        This is one of the Notes designated therein referred to in the within mentioned Indenture.



             THE BANK OF NEW YORK As Trustee

             By:   ____________________________________
                   As Authenticating Agent

             By:   ____________________________________
                   Authorized Signatory

Section 6.15.  PAYING AGENT; NOTE REGISTRAR.

               (a) Each Paying Agent or Note Registrar (other than the Company) shall be a corporation organized and doing business under the laws of the United States of America or of any State and having a combined capital and surplus of at least $500,000,000.

               (b) Each Paying Agent or Note Registrar may resign at any time by giving written notice thereof to the Company. The Company, by a Board Resolution and upon giving written notice thereof to the Paying Agent or Note Registrar, may remove such Paying Agent or Note Registrar at any time.

               (c) If any Paying Agent or Note Registrar shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of any Paying Agent or Note Registrar for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Paying Agent or Note Registrar.

               (d) The Company shall give notice of each resignation and each removal of any Paying Agent or Note Registrar and each appointment of a successor Paying Agent or Note Registrar by mailing written notice of such event by first-class mail, postage prepaid, to the

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

Trustee. Each notice shall include the name and address of the successor Paying Agent or Note Registrar.

               (e) The Trustee is hereby initially appointed Paying Agent and Note Registrar.

               (f) The Company shall enter into an appropriate written agency agreement with any Paying Agent or Note Registrar not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Paying Agent or Note Registrar, including the provisions of Section 6.1(c)(5). The Company shall notify the Trustee in writing of the name and address of any such Paying Agent or Note Registrar.

                                   ARTICLE 7

               HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 7.1  COMPANY TO FURNISH TRUSTEE NAMES AND ADDRESSES OF HOLDERS.

        The Company will furnish or cause to be furnished to the Trustee:

        (a) semi-annually on a date not more than 15 days after each Regular Record Date with respect to an Interest Payment Date, if any, for the Notes, a list, in such form as the Trustee may reasonably require, of the names and addresses of the registered holders as of the date 15 days next preceding each such Regular Record Date (or such semi-annual dates, as the case may be); and

        (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that if and so long as the Trustee shall be the Note Registrar, no such list need be furnished.

Section 7.2    PRESERVATION OF INFORMATION; COMMUNICATION TO HOLDERS.

        (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of holders contained in the most recent list furnished to the Trustee as provided in Section 7.1 received by it in the capacity of Paying Agent (if so acting) hereunder, and filed with it within the two preceding years pursuant to Section 7.3(c)(2).

               The Trustee may destroy any list furnished to it as provided in
Section 7.1 upon receipt of a new list so furnished, destroy any information received by it as Paying Agent (if so acting) hereunder upon delivering to itself as Trustee, not earlier than 45 days after an Interest Payment Date, a list containing the names and addresses of the holders obtained from such information since the delivery of the next previous list, if any, destroy any list delivered to itself as Trustee which was compiled from information received by it as Paying Agent (if so acting) hereunder upon the receipt of a new list so delivered, and destroy, not earlier than two years after filing, any information filed with it pursuant to Section 7.3(c)(2).

          (b) If three or more holders (hereinafter referred to as "applicants") apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Note for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other holders of Notes with respect to their rights under this Indenture or under the Notes and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, at its election, either

               (i) afford such applicants access to the information preserved at the time by the Trustee in accordance with Section 7.2(a), or

               (ii) inform such applicants as to the approximate number of holders of all Notes, whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 7.2(a), and as to the approximate cost of mailing to such holders the form of proxy or other communication, specified in such application.

               If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon written request of such applicants, mail to the holders of Notes, whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 7.2(a), a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five Business Days after such tender, the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the holders of Notes, or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such holders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

        (c) Every holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the holders in accordance with Section 7.2(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing of any material pursuant to a request made under Section 7.2(b).

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

Section 7.3  REPORTS BY TRUSTEE.

        (a) Within 60 days after May 15 of each year commencing with the first May 15 after the issuance of the Notes, the Trustee, if so required under the Trust Indenture Act, shall transmit by mail to all holders of Notes, in the manner and to the extent provided in Trust Indenture Act Section 313(c), a brief report dated as of such May 15 in accordance with and with respect to the matters required by Trust Indenture Act Section 313(a). The Trustee shall also transmit by mail to all holders of Notes, in the manner and to the extent provided in Trust Indenture Act Section 313(c), a brief report in accordance with and with respect to the matters required by Trust Indenture Act Section 313(b)(2).

        (b) A copy of each report transmitted to holders of Notes pursuant to this Section 7.3 shall, at the time of such transmission, be mailed to the Company and filed with each stock exchange, if any, upon which the Notes are listed and also with the Commission. The Company will notify the Trustee promptly if the Securities are listed on any stock exchange or of any delisting thereof.

        (c) Gaming License Requirements. To the extent required by Gaming Laws, the Trustee will provide any applicable Gaming Authority upon its or the Company's request with:

               (1) copies of all notices, reports and other written communications which the Trustee gives to holders of Notes;

               (2) a list of holders of Notes promptly after the original issuance of the Notes, eight months and two months prior to the expiration date of each then-current Gaming License held by the Company or its Subsidiaries, and upon demand;

               (3) notice of any Event of Default under this Indenture or of any Default, any acceleration of the indebtedness evidenced or secured hereby, the institution of any legal actions or proceedings before any court or governmental authority in respect of this Indenture and any rescission, annulment or waiver in respect of an Event of Default;

               (4) notice of the removal or resignation of the Trustee within five Business Days thereof;

               (5) notice of any transfer or assignment of rights under this Indenture (but no transfers or assignments of the Notes) within five Business Days thereof; and

               (6) a copy of any amendment to the Notes or this Indenture within five Business Days of the effectiveness thereof.

The notice specified in clause (3) above shall be in writing and, except as set forth below, shall be given within five Business Days after the Trustee has transmitted the notice required by Section 6.2. In the case of any notice in respect of any Event of Default, such Notice shall be accompanied by a copy of any notice from the holders of the Notes, or a representative thereof or the Trustee, to the Company and, if accompanied by any such notice to the Company, shall be given simultaneously with the giving of any such notice to the Company. In the case of any legal actions or proceedings, such notice shall be accompanied by a copy of the complaint or other initial pleading or document.

        The Trustee shall in accordance with the limitations set forth herein cooperate with any applicable Gaming Authority in order to provide such Gaming Authority with information and documentation relevant to compliance with clause
(3) above and as otherwise required by any applicable Gaming Laws.

        The Company will advise the Trustee in writing of the expiration date of any then-current Gaming License held by the Company or its subsidiaries at least nine months prior to the expiration thereof and the Trustee until so advised may assume that such Gaming License has not expired.

        (d) Reports pursuant to this Section 7.3 shall be transmitted by mail:

               (1) to all holders of Notes, as the names and addresses of such holders of Notes appear in the Note Register; and

               (2) except in the cases of reports pursuant to subsection (b) of this Section 7.3, to each holder of a Note whose name and address appear in the information preserved at the time by the Trustee in accordance with Section 7.2(a).

               A copy of each such report shall, at the time of such transmission to holders, be filed by the Trustee with each stock exchange upon which any Notes are listed, with the Commission and also with the Company. The Company will notify the Trustee promptly when any of the Notes are listed on any stock exchange or of any delisting thereof.

Section 7.4  REPORTS BY COMPANY.

        So long as any Notes are outstanding, the Company will file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, with respect to securities listed and registered on a national securities exchange as such rules and regulations may require.

        Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

                                   ARTICLE 8

                             CONCERNING THE HOLDERS

Section 8.1  ACTS OF HOLDERS.

        Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by holders of Notes may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such holders in person or by an agent or proxy duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the holders signing such instrument or instruments. Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Outstanding Notes may take any Act, the fact that the holders of such specified percentage have joined therein may be evidenced (a) by the instrument or instruments executed by holders in person or by agent or proxy appointed in writing, or (b) by the record of holders voting in favor thereof at any meeting of such holders duly called and held in accordance with the provisions of Article 9, or (c) by a combination of such instrument or instruments and any such record of such a meeting of holders.

Section 8.2  PROOF OF OWNERSHIP; PROOF OF EXECUTION OF INSTRUMENTS BY HOLDER.

        The ownership of Notes shall be proved by the Note Register or by a certificate of the Note Registrar.

        Subject to the provisions of Sections 6.1, 6.3 and 9.5, proof of the execution of a writing appointing an agent or proxy and of the execution of any instrument by a holder or his agent or proxy shall be sufficient and conclusive in favor of the Trustee and the Company if made in the following manner:

        The fact and date of the execution by any such person of any instrument may be proved by the certificate of any notary public or other officer authorized to take acknowledgments of deeds, that the Person executing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or other such officer. Where such execution is by an officer of a corporation or association or a member of a partnership on behalf of such corporation, association or partnership, as the case may be, or by any other Person acting in a representative capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

        The record of any holders' meeting shall be proved in the manner provided in Section 9.6.

        The Trustee may in any instance require further proof with respect to any of the matters referred to in this Section so long as the request is a reasonable one.

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

Section 8.3  PERSONS DEEMED OWNERS.

        The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Note is registered as the owner of such Note for the purpose of receiving payment of the principal of (and premium, if any) and (subject to Section 3.7) interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary. All payments made to any holder, or upon his order, shall be valid, and, to the extent of the sum or sums paid, effectual to satisfy and discharge the liability for moneys payable upon such Note.

Section 8.4  REVOCATION OF CONSENTS; FUTURE HOLDERS BOUND.

        At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.1, of the taking of any Act by the holders of the percentage in aggregate principal amount of the Outstanding Notes specified in this Indenture in connection with such Act, any holder of a Note the number, letter or other distinguishing symbol of which is shown by the evidence to be included in the Notes the holders of which have consented to such Act may, by filing written notice with the Trustee at the Corporate Trust Office and upon proof of ownership as provided in Section 8.2, revoke such Act so far as it concerns such Note. Except as aforesaid, any such Act taken by the holder of any Note shall be conclusive and binding upon such holder and, subject to the provisions of Section 5.8, upon all future holders of such Note and of any Notes issued on transfer or in lieu thereof or in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon such Note or such other Notes.

                                   ARTICLE 9

                               HOLDERS' MEETINGS

Section 9.1  PURPOSES OF MEETINGS.

        A meeting of holders of Notes may be called at any time and from time to time pursuant to the provisions of this Article 9 for any of the following purposes:

        (a) to give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to consent to the waiving of any default hereunder and its consequences, or to take any other action authorized to be taken by holders pursuant to any of the provisions of Article 5;

        (b) to remove the Trustee and appoint a successor Trustee pursuant to the provisions of Article 6;

        (c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 11.2; or

        (d) to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the Outstanding Notes, under any other provision of this Indenture or under applicable law.

Section 9.2  CALL OF MEETINGS BY TRUSTEE.

        The Trustee may at any time call a meeting of holders of Notes to take any action specified in Section 9.1, to be held at such time or times and at such place or places as the Trustee shall determine. Notice of every meeting of the holders of Notes, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given to holders of the Notes in the manner and to the extent provided in Section
17.2. Such notice shall be given not less than 10 days nor more than 90 days prior to the date fixed for the meeting.

Section 9.3  CALL OF MEETINGS BY COMPANY OR HOLDERS.

        In case at any time the Company, pursuant to a Board Resolution, or the holders of at least 10% in aggregate principal amount of the Outstanding Notes shall have requested the Trustee to call a meeting of holders of Notes by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have given the notice of such meeting within 10 days after the receipt of such request, then the Company or such holders may determine the time or times and the place or places for such meetings and may call such meetings to take any action authorized in Section 9.1, by giving notice thereof as provided in Section 9.2.

Section 9.4  QUALIFICATIONS FOR VOTING.

        To be entitled to vote at any meeting of holders, a Person shall be (a) a holder of a Note that is not a Disqualified Holder or (b) a Person appointed by an instrument in writing as agent or proxy by such holder. The only Persons who shall be entitled to be present or to speak at any meeting of holders shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 9.5  REGULATIONS.

        Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of holders of Notes, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate.

        The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by holders of Notes as provided in Section 9.3, in which case the Company or the holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by at least a majority vote of the meeting.

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

        Subject to the provisos in the definition of "Outstanding," at any meeting each holder of a Note or proxy therefor shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by such holder; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Outstanding Notes held by him or her or instruments in writing duly designating him or her as the person to vote on behalf of holders of Notes. Any meeting of holders with respect to which a meeting was duly called pursuant to the provisions of Section 9.2 or 9.3 may be adjourned from time to time by at least a majority of such holders present and the meeting may be held as so adjourned without further notice.

Section 9.6  VOTING.

        The vote upon any resolution submitted to any meeting of holders of Notes with respect to which such meeting is being held shall be by written ballots on which shall be subscribed the signatures of such holders or of their representatives by proxy and the serial number or numbers of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of holders shall be taken and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was transmitted as provided in Section
9.2. The record shall show the serial numbers of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee.

        Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 9.7  NO DELAY OF RIGHTS BY MEETING.

        Nothing contained in this Article 9 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to any holder under any of the provisions of this Indenture or of the Notes.

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                                   ARTICLE 10

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 10.1  COMPANY MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS

        The Company shall not consolidate with, merge with or into, or sell, assign, convey, transfer or lease its properties and assets substantially in their entirety (computed on a consolidated basis) to any Person, unless:

        (a) either (i) the Company is the surviving entity or (ii) the successor or transferee (the "successor corporation") is a corporation organized and existing under the laws of the United States, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, all of the obligations of the Company under the Notes and this Indenture;

        (b) immediately after giving effect to such transaction, no Event of Default or Default shall exist; and

        (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel conforming to the provisions of Section 1.2 hereof and each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture comply with this provision and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 10.2  SUCCESSOR CORPORATION SUBSTITUTED.

        Upon any consolidation with or merger into any other corporation, or any conveyance, transfer or lease of the properties and assets of the Company substantially in their entirety in accordance with Section 10.1, the successor corporation formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein.

                                   ARTICLE 11

                            SUPPLEMENTAL INDENTURES

Section 11.1  SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS.

        Without the consent of any holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form reasonably satisfactory to the Trustee, for any of the following purposes:

        (a) to evidence the succession of another corporation to the rights of the Company or any Subsidiary Guarantor and the assumption by such successor of the covenants and obligations of the Company or any Subsidiary Guarantor contained herein and in the Notes; or

        (b) to add to the covenants of the Company and the Subsidiary Guarantors, for the benefit of the holders of Notes, or to surrender any right or power herein conferred upon the Company or the Subsidiary Guarantors; or

        (c)    to add any additional Events of Default; or

        (d) to secure the Notes and Guarantees, to provide for additional collateral for the Notes or the Guarantees or to provide that any of the Company's obligations under any of the Notes or this Indenture shall be guaranteed (including adding additional Subsidiary Guarantors as contemplated by Article 15) and the terms and conditions for the release or substitution of such security or guarantee; provided that any such action as to any Guarantee shall not modify the provisions of Article 15 in a manner that would adversely affect the interests of the holders of Notes in any material respect; or

        (e) to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of Notes pursuant to Article 4 or 14, provided that any such action shall not adversely affect the interests of the holders of Notes in any material respect; or

        (f) to establish the form or terms of the Notes as permitted by this Indenture; or

        (g) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes, and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee; or

        (h) to comply with the requirements of the Commission in connection with the qualification of this Indenture under the Trust Indenture Act; or

        (i)    to cure any ambiguity; or

        (j) to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein; or

        (k) to eliminate any conflict between the terms of this Indenture and the Notes and the Trust Indenture Act; or

        (l) to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with any provision of this Indenture; provided such other provisions shall not adversely affect the interests of the holders of Outstanding Notes.

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

        The terms of any document entered into pursuant to this Section shall be subject to prior approval, if required, of any applicable Gaming Authority.

Section 11.2  SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS.

        With the written consent of the holders of not less than at least a majority in principal amount of the Outstanding Notes, by Act of said holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto, or amendments to the Guarantees for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or the Guarantees or of modifying in any manner the rights of the holders of the Notes under this Indenture or the Guarantees; provided, however, that no such supplemental indenture shall, without the consent of the holder of each Outstanding Note affected thereby,

        (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Note, or reduce the principal amount thereof or the rate (or extend the time for payment) of interest thereon or any premium payable upon redemption thereof, or change the Currency or Currencies in which the principal of (and premium, if any) or interest on such
Note is denominated or payable, or impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or alter any redemption provisions in a manner adverse to the holders of Notes or release any Subsidiary Guarantor under any Guarantee (except in accordance with the terms of the Indenture or the Guarantees); or

        (b) reduce the percentage in principal amount of the Outstanding Notes, the consent of whose holders is required for any supplemental indenture, or the consent of whose holders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture; or

        (c)    modify any of the provisions of this Section, Section 5.13, or
Section 12.6, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the holder of each Outstanding Note affected thereby; provided, however, that this clause shall not be deemed to require the consent of any holder with respect to changes in the references to "the Trustee" and concomitant changes in this Section, or the deletion of this proviso, in accordance with the requirements of Sections 6.11 and 11.1(h); or

        (d) modify any of the provisions of this Indenture which by their terms expressly require the consent of each affected holder of Notes to modify; or

        (e) at any time after a Change of Control has occurred, change the time at which the Offer to Purchase related thereto must be made under Section
12.11 or change the time or price at which the Notes must be repurchased pursuant to such Offer to Purchase.

        It shall not be necessary for any Act of holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

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

        The terms of any document entered into pursuant to this Section shall be subject to prior approval, if required, of any applicable Gaming Authority. To the extent required by applicable Gaming Laws, Notes held by a Disqualified Holder shall, so long as held by such a Person, be disregarded for purposes of providing consents and determining the sufficiency of consents under this
Section 11.2.

Section 11.3  EXECUTION OF SUPPLEMENTAL INDENTURES.

        In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.1) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which adversely affects the Trustee's own rights, duties or immunities under this Indenture or otherwise in a material way.

Section 11.4  EFFECT OF SUPPLEMENTAL INDENTURES.

        Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 11.5  CONFORMITY WITH TRUST INDENTURE ACT.

        Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

Section 11.6  REFERENCE IN NOTES TO SUPPLEMENTAL INDENTURES.

        Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall, if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

                                   ARTICLE 12

                                   COVENANTS

Section 12.1  PAYMENT OF PRINCIPAL, PREMIUM AND INTEREST.

        The Company covenants and agrees for the benefit of the Notes, that it will duly and punctually pay the principal of (and premium, if any) and interest on the Notes in accordance with the terms of the Notes and this Indenture.

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

Section 12.2  OFFICER'S CERTIFICATE AS TO COMPLIANCE.

     The Company will deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate of the principal executive officer, principal financial officer or principal accounting officer of the Company stating whether or not, to the knowledge of the signer thereof, the Company is in compliance with all covenants and conditions under this Indenture, and, in the event of any noncompliance, specifying such noncompliance and the nature and status thereof of which such signer may have knowledge. For purposes of this Section, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture.

Section 12.3  MAINTENANCE OF OFFICE OR AGENCY.

     The Company will maintain in each Place of Payment an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange, where Notes that are convertible may be surrendered for conversion, if applicable, and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. If the Notes are listed on The Stock Exchange of the United Kingdom and the Republic of Ireland, the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, the Company will maintain a Paying Agent for the Notes in London, Luxembourg or any other required city located outside the United States, as the case may be, so long as the Notes are listed on such exchange, and subject to any laws or regulations applicable thereto, in a Place of Payment located outside the United States an office or agency where any Notes may be surrendered for registration of transfer, where Notes may be surrendered for exchange or redemption and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee and the Company hereby appoints the Trustee as its agent to receive all presentations, surrenders, notices and demands.

     The Company may also from time to time designate different or additional offices or agencies to be maintained for such purposes (in or outside of such Place of Payment), and may from time to time rescind any such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligations described in the preceding paragraph. The Company will give prompt written notice to the Trustee of any such additional designation or rescission of designation and any change in the location of any such different or additional office or agency.

Section 12.4  MONEY FOR NOTES; PAYMENTS TO BE HELD IN TRUST.

     If the Company shall at any time act as its own Paying Agent with respect to the Notes, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be

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

paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

     Whenever the Company shall have one or more Paying Agents with respect to the Notes, it will, by or on each due date of the principal (and premium, if any) or interest on any Notes, deposit with any such Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due (in same day funds and, if a Global Note is Outstanding, by 10:00 a.m., New York City time, in order for the Trustee to make payment to the U.S. Depositary for such Note in accordance with rules of such U.S. Depositary), such sum to be held in trust for the benefit of the Persons entitled thereto, and (unless any such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

     The Company will cause each Paying Agent with respect to the Notes other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

     (a) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

     (b) give the Trustee notice of any default by the Company (or any other obligor upon the Notes) in the making of any payment of principal (and premium, if any) or interest on the Notes; and

     (c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

     The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Note and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company upon Company Request, or (if then held by the Company) shall be discharged from such trust; and the holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Company cause to be transmitted in the manner and to the extent provided by Section 17.2, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification, any unclaimed balance of such money then remaining will be repaid to the Company upon Company Request.

Section 12.5  CORPORATE EXISTENCE.

     Subject to Article 10, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company.

Section 12.6  WAIVER OF CERTAIN COVENANTS.

     The Company may omit in any particular instance to comply with any term, provision or condition set forth in Sections 12.3 through 12.5 or 12.7 through
12.11 if before the time for such compliance the holders of at least a majority in principal amount of the Outstanding Notes shall, by Act of such holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent expressly so waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect; provided that no waiver of any requirement to provide a Guarantee, or of time or price of any requirement to make an Offer to Purchase after a Change of Control has occurred, shall be effective without the Act of the holder of each Outstanding Note affected thereby.

Section 12.7.  GUARANTEES.

     (a) The Company shall from time to time (i) cause each Subsidiary of the Company that is not an Excluded Subsidiary to become, on the Issue Date or, if such Subsidiary is acquired or created after the Issue Date or such Subsidiary was an Excluded Subsidiary but thereafter is not an Excluded Subsidiary, at the later of (A) the time of the acquisition, creation or change in status of such Subsidiary and (B) the time at which such Subsidiary Incurs Indebtedness or such Subsidiary guarantees any Senior Indebtedness of the Company, a guarantor of the obligations of the Company under this Indenture and the Notes by executing this Indenture (directly or by supplemental indenture) as a Subsidiary Guarantor or by executing a Guarantee in substantially the form of Article 15 (provided that the provision of a Guaranty by a Subsidiary after the Issue Date shall be subject to compliance with any applicable Gaming Laws and the Company agrees that (subject to Section 12.7(b)) it shall not have any such Subsidiary that is not an Excluded Subsidiary unless it is permitted to give such Guarantee under applicable Gaming Laws) and (ii) deliver to the Trustee an Opinion of Counsel, in form reasonably satisfactory to the Trustee, that such Guarantee is the valid, binding and enforceable obligation of such Subsidiary Guarantor, subject to customary exceptions for bankruptcy, fraudulent transfer and equitable principles.

     (b) The actions set forth in Section 12.7(a) shall be taken within 10 days of the time on which any Person is required to become a Subsidiary Guarantor, provided that (i) if such Person is not permitted to give a Guarantee under applicable Gaming Laws, then, unless such

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Person has become a guarantor of the Credit Facilities or any Senior Notes, such period shall be extended as long as the Company continues to use best efforts to obtain the requisite consents for such Guarantee from the applicable Gaming Authority and (ii) each of Mirage and its wholly owned Subsidiaries (other than Mirage's non-U.S. Subsidiaries whose only tangible assets are located in foreign nations and their U.S. holding companies, provided such holding companies have no other assets or operations) shall comply with Section 12.7(a) immediately upon consummation of the Merger. Each Note issued after the date of execution by any additional Subsidiary Guarantor of a Guarantee shall be endorsed with a form of Guarantee that has been executed by such Subsidiary Guarantor. However, the failure of any Note to have endorsed thereon a Guarantee executed by such Subsidiary Guarantor shall not affect the validity or enforceability of such Guarantee. In the case of a Subsidiary that becomes a Subsidiary Guarantor after the Issue Date as a result of its guarantee of Senior Indebtedness of the Company (and not as a result of its Incurrence of Indebtedness), if such Subsidiary thereafter does not guarantee any Senior Indebtedness and has not Incurred any Indebtedness, then, upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel, to the effect that such conditions to release of the Subsidiary Guarantee by such Subsidiary have been satisfied, the Trustee shall execute any documents reasonably required in order to evidence the release of such Subsidiary Guarantor from its Guarantee Obligations under its Subsidiary Guarantee.

Section 12.8  LIMITATION ON LIENS.

     (a) Other than as provided in Sections 12.8(b) and (c) below, neither the Company nor any Subsidiary Guarantor will, directly or indirectly, issue, assume or guarantee any Indebtedness secured by a Lien upon any Principal Property or on any evidences of Indebtedness or shares of capital stock of, or other ownership interests in, any Subsidiaries (regardless of whether the Principal Property, Indebtedness, capital stock or ownership interests were acquired before or after the date hereof) without effectively providing that the Notes shall be secured equally and ratably with (or prior to) the Indebtedness so long as such Indebtedness shall be so secured, except that this restriction will not apply to:

          (i)   Liens existing on the date of original issuance of the notes;

          (ii) Liens affecting property of a corporation or other entity existing at the time it becomes a Subsidiary Guarantor or at the time it is merged into or consolidated with the Company or a Subsidiary Guarantor (provided that such Liens are not incurred in connection with, or in contemplation of, such entity becoming a Subsidiary Guarantor or such merger or consolidation and do not extend to or cover property of the Company or any Subsidiary Guarantor other than property of the entity so acquired or which becomes a Subsidiary Guarantor);

          (iii) Liens (including purchase money Liens) on property existing at the time of acquisition thereof or to secure Indebtedness Incurred prior to, at the time of, or within 24 months after the acquisition for the purpose of financing all or part of the purchase price thereof (provided that such Liens do not extend to or cover any property of the Company or any Subsidiary Guarantor other than the property so acquired);

          (iv) Liens on any property to secure all or part of the cost of improvements or construction thereon or Indebtedness Incurred to provide funds for such purpose in a principal amount not exceeding the cost of such improvements or construction;

          (v) Liens which secure Indebtedness of a Subsidiary of the Company to the Company or to a Subsidiary Guarantor or which secure Indebtedness of the Company to a Subsidiary Guarantor;

          (vi) Liens on the stock, partnership or other equity interest of the Company or Subsidiary Guarantor in any Joint Venture or any Subsidiary which owns an equity interest in such Joint Venture to secure Indebtedness, provided the amount of such Indebtedness is contributed and/or advanced solely to such Joint Venture;

          (vii)  Liens securing Senior Indebtedness;

          (viii) certain Liens to government entities, including pollution control or industrial revenue bond financing;

          (ix) Liens required by any contract or statute in order to permit the Company or a Subsidiary of the Company to perform any contract or subcontract made by it with or at the request of a governmental entity;

          (x) mechanic's, materialman's, carrier's or other like Liens, arising in the ordinary course of business;

          (xi)   certain Liens for taxes or assessments and similar charges;

          (xii) zoning restrictions, easements, licenses, covenants, reservations, restrictions on the use of real property and certain other minor irregularities of title; and

          (xiii) any extension, renewal, replacement or refinancing of any Indebtedness secured by a Lien permitted by any of the foregoing clauses
     (i) through (vii).

     (b) Notwithstanding the foregoing, Section 12.8(a) shall not be effective to the extent it constitutes an agreement not to encumber the equity securities issued by any Subsidiary of the Company (except for equity securities issued by any Subsidiary that is a Subsidiary Guarantor on the Issue Date or a Subsidiary of Mirage on the Issue Date), unless and until such agreement is approved by the applicable Gaming Authority, to the extent the Gaming Laws of the applicable jurisdiction require such approval; provided that, the Company and the Subsidiary Guarantors shall use best efforts to obtain the requisite approvals for such agreement not to encumber equity securities from the applicable Gaming Authorities.

     (c) Notwithstanding the foregoing, the Company or any Subsidiary Guarantor may create, assume or suffer to exist Liens not otherwise permitted as described above, provided that at the time of such incurrence, assumption or sufferance, after giving effect to such Lien, the sum of outstanding Indebtedness secured by such Liens (not including Liens permitted under Section 12.8(a) above) plus all Attributable Debt in respect of Sale and Lease-Back Transactions entered into (not including Sale and Lease-Back Transactions expressly permitted under Section 12.9(a)

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below), measured, in each case, at the time the Lien is incurred, does not exceed 15% of Consolidated Net Tangible Assets.

Section 12.9  LIMITATION ON SALE AND LEASEBACK TRANSACTIONS.

     (a) Other than as provided in Section 12.9(b) below, neither the Company nor any Subsidiary Guarantor will enter into any Sale and Lease-Back Transaction, unless either:

          (i) the Company or such Subsidiary Guarantor would be entitled, pursuant to the provisions described in clauses (i) through (xiii) of
     Section 12.8(a) above, to create, assume or suffer to exist a Lien on the property to be leased without equally and ratably securing the Notes; or

          (ii) an amount equal to the greater of the net cash proceeds of such sale or the fair market value of such property (in the good faith opinion of the Board of Directors) is applied within 120 days to the retirement or other discharge of its Funded Debt.

     (b) Notwithstanding the foregoing, the Company or any Subsidiary Guarantor may enter into Sale and Lease-Back Transactions not otherwise permitted as described above, provided that at the time of entering into such Sale and Lease-Back Transaction, after giving effect to such Sale and Lease-Back Transaction, the sum of outstanding Indebtedness secured by such Liens (not including Liens permitted under Section 12.8) plus all Attributable Debt in respect of Sale and Lease-Back Transactions entered into (not including Sale and Lease-Back Transactions permitted under Section 12.(a) above), measured, in each case, at the time any such Sale and Lease-Back Transaction is entered into, does not exceed 15% of Consolidated Net Tangible Assets.

Section 12.10  LIMITATION ON SENIOR SUBORDINATED INDEBTEDNESS.

     The Company will not Incur any Indebtedness that is subordinate in right of payment to any Senior Indebtedness unless such Indebtedness is pari passu with, or subordinate in right of payment to, the Notes. No Subsidiary Guarantor will Incur any Indebtedness that is subordinate in right of payment to any Senior Indebtedness unless such Indebtedness is pari passu with, or subordinate in right of payment to, the Subsidiary Guarantee executed by such Subsidiary Guarantor.

Section 12.11  REPURCHASE AT THE OPTION OF THE HOLDERS UPON A CHANGE OF CONTROL.

     (a) Upon the occurrence of a Change of Control, each holder of a Note shall have the right to require the Company to repurchase all or any part of such holder's Notes pursuant to this Section 12.11 and this Indenture. Within 30 days following any Change of Control, the Company or, at the Company's request, the Trustee will mail to each holder of Notes an Offer to Purchase all Outstanding Notes at a purchase price (the "Change of Control Purchase Price") equal to 101% of the aggregate principal amount of thereof plus accrued and unpaid interest, if any, to the Purchase Date (a "Change of Control Offer"). A Change of Control Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law. On the Purchase Date, the

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Company shall purchase all Notes tendered in response to the Change of Control
Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

     (b) If the Purchase Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such Regular Record Date, and no additional interest will be payable to holders of Notes who tender Notes pursuant to the Change of Control Offer.

     (c) On or before the Purchase Date, the Company will, to the extent lawful, accept for payment all Notes or portions thereof tendered, and will deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this
Section 12.11. The Company, the U.S. Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five (5) days after the Purchase Date) mail or deliver to each tendering holder an amount equal to the purchase price of the Notes tendered by such holder and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon written request from the Company will authenticate and mail or deliver such new Note to such holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted will be promptly mailed or delivered by the Company to the holder thereof. The Company will publicly announce the results of the Change of Control Offer on the Purchase Date.

     (d) Prior to complying with the provisions of this Section 12.11, but in any event within 30 days following a Change of Control, the Company will either repay all outstanding Senior Indebtedness or obtain the requisite consents, if any, under all agreements governing outstanding Senior Indebtedness, to permit the repurchase of the Notes under this Section 12.11.

     (e) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this
Section 12.11. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 12.11, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations hereunder by virtue of such compliance.

                                   ARTICLE 13

                              REDEMPTION OF NOTES

Section 13.1  OPTIONAL REDEMPTION.

     The Notes are redeemable at any time, at the option of the Company, in whole but not in part, at a redemption price (the "Redemption Price") equal to 100% of the principal amount thereof plus the Make-Whole Premium, together with accrued and unpaid interest thereon, if any, to the Redemption Date.

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Section 13.2  ELECTION TO REDEEM; NOTICE TO TRUSTEE.

     The election of the Company to redeem the Notes shall be evidenced by a Board Resolution. The Company shall, not less than 45 nor more than 60 days before the Redemption Date fixed by the Company, notify the Trustee of such Redemption Date, the Redemption Price, the CUSIP numbers and the principal amount of Notes to be redeemed.

Section 13.3  INTENTIONALLY OMITTED.

Section 13.4  NOTICE OF REDEMPTION.

     Notice of redemption shall be given by the Company, or at the Company's written request, by the Trustee in the name and at the expense of the Company, not less than 30 days and not more than 60 days prior to the Redemption Date to the holders of the Notes to be redeemed pursuant to this Article 13, in the manner provided in Section 17.2. Any notice so given shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. Failure to give such notice, or any defect in such notice to the holder of any Note, in whole or in part, shall not affect the sufficiency of any notice of redemption with respect to the holder of any other Note.

     All notices of redemption shall identify the Notes to be redeemed (including CUSIP number) and shall state:

     (a)  the Redemption Date,

     (b)  the Redemption Price,

     (c) that Notes are being redeemed by the Company pursuant to provisions contained in this Indenture or the terms of the Notes, together with a brief statement of the facts permitting such redemption,

     (d)  that all Outstanding Notes are to be redeemed,

     (e) that on the Redemption Date the Redemption Price will become due and payable upon each such Note to be redeemed, and that interest thereon, if any, shall cease to accrue on and after said date, and

     (f) the Place or Places of Payment where such Notes are to be surrendered for payment of the Redemption Price.

Section 13.5  DEPOSIT OF REDEMPTION PRICE.

     On or prior to 10:00 a.m., New York City time, on the Redemption Date for any Notes, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 12.4) an amount of money in the Currency or Currencies in which such Notes are denominated sufficient to pay the Redemption Price of such Notes which are to be redeemed on that date.

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

Section 13.6  NOTES PAYABLE ON REDEMPTION DATE.

     Notice of redemption having been given as aforesaid, any Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price in the Currency in which the Notes are payable, and from and after such date (unless the Company shall default in the payment of the Redemption Price) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price; provided, however, that installments of interest on Notes which have a Stated Maturity on or prior to the Redemption Date for such Notes shall be payable according to the terms of such Notes and the provisions of Section 3.7.

     If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Note.

                                   ARTICLE 14

                                   DEFEASANCE

Section 14.1  APPLICABILITY OF ARTICLE.

     Except as otherwise provided in Section 14.2, the Company may terminate its obligations under the Notes and this Indenture as set forth in Section 14.2.

Section 14.2  DEFEASANCE UPON DEPOSIT OF MONEYS OR U.S.
              GOVERNMENT OBLIGATIONS.

     At the Company's option, either (a) the Company shall be deemed to have been Discharged (as defined below) from its obligations with respect to Notes and the Subsidiary Guarantors shall be deemed to have been discharged from their obligations under their Guarantees ("legal defeasance option") or (b) the Company shall cease to be under any obligation to comply with any term, provision or condition set forth in Sections 10.1, 12.2, 12.7, 12.8, 12.9, 12.10 and 12.11 with respect to Notes and the Subsidiary Guarantors shall cease to be under any obligation to comply with any term, provision or condition set forth in Section 15.11 (or comparable provisions of its Guarantee if not set forth in Article 15) with respect to their Guarantees ("covenant defeasance option") at any time after the applicable conditions set forth below have been satisfied:

     (a) The Company shall have deposited or caused to be deposited irrevocably with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the Notes (i) money in an amount, or (ii) U.S. Government Obligations (as defined below) which through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (iii) a combination of (i) and (ii), sufficient, in the opinion (with respect to (i) and (ii)) of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge each installment of principal (including any mandatory sinking fund payments) of and premium, if

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any, and interest on, the Outstanding Notes on the dates such installments of interest or principal and premium are due;

     (b) Such deposit shall not cause the Trustee to have a conflicting interest as defined in Section 6.8 and for purposes of the Trust Indenture Act;

     (c) Such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company or any Subsidiary Guarantor is a party or by which it is bound;

     (d) If the Notes are then listed on any national securities exchange, the Company shall have delivered to the Trustee an Opinion of Counsel or a letter or other document from such exchange to the effect that the Company's exercise of its option under this Section would not cause such Notes to be delisted;

     (e) No Event of Default or Default shall have occurred and be continuing on the date of such deposit and, with respect to the legal defeasance option only, no Event of Default under Section 5.1(g) or Section 5.1(h) or event which with the giving of notice or lapse of time, or both, would become an Event of Default under Section 5.1(g) or Section 5.1(h) shall have occurred and be continuing on the 91st day after such date;

     (f) The Company shall have delivered to the Trustee an Opinion of Counsel or a ruling from the Internal Revenue Service to the effect that the holders of the Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit, defeasance or Discharge. Notwithstanding the foregoing, if the Company exercises its covenant defeasance option and an Event of Default under Section 5.1(g) or Section 5.1(h) or event which, with the giving of notice or lapse of time, or both, would become an Event of Default under Section 5.1(g) or Section 5.1(h) shall have occurred and be continuing on the 91st day after the date of such deposit, the obligations of the Company and the Subsidiary Guarantors referred to under the definition of covenant defeasance option with respect to such Notes shall be reinstated; and

     (g) The Company shall have delivered to the Trustee an Officers' Certificate certifying the conditions set forth in clauses (a) through (f) of this Section 14.2 have been satisfied.

     "Discharged" means that the Company and the Subsidiary Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the Notes and the Guarantees and to have satisfied all the obligations under this Indenture (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except (i) the rights of holders of Notes to receive, from the trust fund described in clause (a) above, payment of the principal of (and premium, if any) and interest on such Notes when such payments are due, (ii) the Company's obligations with respect to the Notes under Sections 3.4, 3.5, 3.6, 12.3 and 14.3 and (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder.

     "U.S. Government Obligations" means securities that are (i) direct obligations of the United States for the payment of which its full faith and credit is pledged, or (ii) obligations of a

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Person controlled or supervised by and acting as an agency or instrumentality of the United States the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case under clauses (i) or (ii), are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

Section 14.3  DEPOSITED MONEYS AND U.S. GOVERNMENT OBLIGATIONS TO BE HELD IN
     TRUST.

     All moneys and U.S. Government Obligations deposited with the Trustee pursuant to Section 14.2 in respect of Notes shall be held in trust and applied by it, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the holders of such Notes, of all sums due and to become due thereon for principal (and premium, if any) and interest, if any, but such money need not be segregated from other funds except to the extent required by law.

     The Company shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 14.2 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the holders of the Outstanding Notes.

Section 14.4  REPAYMENT TO COMPANY.

     The Trustee and any Paying Agent shall promptly pay or return to the Company upon Company Request any moneys or U.S. Government Obligations held by them at any time that are not required for the payment of the principal of (and premium, if any) and interest on the Notes for which money or U.S. Government Obligations have been deposited pursuant to Section 14.2.

     The provisions of the last paragraph of Section 12.4 shall apply to any money held by the Trustee or any Paying Agent under this Article that remains unclaimed for two years after the Maturity of any Notes for which money or U.S. Government Obligations have been deposited pursuant to Section 14.2.

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                                   ARTICLE 15

                                   GUARANTEE

Section 15.1  GUARANTEE.

     (a) In consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Subsidiary Guarantors, jointly and severally, hereby unconditionally guarantees (each such guarantee, together with any future guarantees executed pursuant to Section 12.7 hereof, being a "Guarantee"), to each holder of a Note authenticated and delivered by the Trustee and to the Trustee, irrespective of the validity and enforceability of this Indenture, the Note or the obligations of the Company under this Indenture or the Note, that: (i) the principal of and interest on the Note will be paid in full when due, whether at the maturity or interest payment date, by acceleration, call for redemption, upon a purchase offer or otherwise, and interest on the overdue principal and interest, if any, of the Note, if lawful, and all other obligations of the Company to the holders or the Trustee under this Indenture or the Note will be promptly paid in full or performed, all in accordance with the terms of this Indenture and the Note; and (ii) in case of any extension of time of payment or renewal of any securities or any of such other obligations, they will be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration, call for redemption, upon a purchase offer or otherwise (collectively, the "Guaranteed Obligations"). The Guarantee is a guarantee of payment and not of collection.

     Failing payment when due of any amount so guaranteed for whatever reason, the Subsidiary Guarantors shall be jointly and severally obligated to pay the same before failure to so pay becomes an Event of Default.

     (b) Each Subsidiary Guarantor agrees that (i) its obligations with regard to this Guarantee shall be unconditional, irrespective of the validity, regularity or enforceability of the Note or this Indenture, any amendments to the Indenture or the Notes (other than this Article 15), the absence of any action to enforce the same, any delays in obtaining or realizing upon (or failures to obtain or realize upon) the recovery of any judgment against the Company, any action to enforce the same or any other circumstances that might otherwise constitute a legal or equitable discharge or defense of a guarantor and (ii) this Guarantee will not be discharged except by complete performance of the obligations contained in the Note and this Indenture. Each of the Subsidiary Guarantors hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or right to require the prior disposition of the assets of the company to meet its obligations, protest, notice and all demands whatsoever. Without limiting the generality of the foregoing, each of the Subsidiary Guarantors hereby waives, to the extent permitted under Nev. Rev. Stat. 40.495, any rights arising out of Nev. Rev. Stat. 40.430.

     (c) If any holder or the Trustee is required by any court or otherwise to return to either the Company or any Subsidiary Guarantor, or any Custodian, Trustee, or similar official acting in relation to either the Company or any Subsidiary Guarantor, any amount paid by either the Company or any of the Subsidiary Guarantors to the Trustee or such holder, this Guarantee,

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to the extent theretofore discharged, shall be reinstated in full force and effect. Each of the Subsidiary Guarantors agrees that it will not be entitled to any right of subrogation in relation to the holders in respect of any obligations guaranteed hereby except as set forth in Section 15.5 hereof.

     (d) Each of the Subsidiary Guarantors agrees that (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 5.2 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration as to the Company of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of those obligations as provided in Section 5.2, those obligations (whether or not due and payable) will forthwith become due and payable by each of the Subsidiary Guarantors for the purpose of this Guarantee.

Section 15.2.  EXECUTION AND DELIVERY OF GUARANTEE.

     To evidence its Guarantee set forth in Section 15.1, each of the Subsidiary Guarantors agrees that a notation of such Guarantee substantially in the form of the notation included in the Note annexed hereto as Exhibit A shall be endorsed on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Subsidiary Guarantor by a duly authorized officer.

     Each of the Subsidiary Guarantors agrees that its Guarantee set forth in
Section 15.1 shall remain in full force and effect and apply to all the Notes notwithstanding any failure to endorse on each Note a notation of such Guarantee.

     If an Officer whose facsimile signature is on a Note no longer holds that office at the time the Trustee authenticates the Note on which a Guarantee is endorsed, the Guarantee shall be valid nevertheless.

     The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantors.

Section 15.3.  LIMITATION OF SUBSIDIARY GUARANTOR'S LIABILITY.

     Each Subsidiary Guarantor and by its acceptance hereof each holder hereby confirms that it is the intention of all such parties that the guarantee by such Subsidiary Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any federal or state law. To effectuate the foregoing intention, the holders and each Subsidiary Guarantor hereby irrevocably agree that the obligations of each such Subsidiary Guarantor under the Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Guarantee or pursuant to Section 15.4, result in the obligations of such Subsidiary Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. This Section 15.3 is for the benefit of the creditors of each Subsidiary Guarantor.

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Section 15.4.  CONTRIBUTION.

     In order to provide for just and equitable contribution among the Subsidiary Guarantors, the Subsidiary Guarantors agree, inter se, that in the
                                                        ----- --
event any payment or distribution is made by any Subsidiary Guarantor (a "Funding Guarantor") under the Guarantee, such Funding Guarantor shall be entitled to a contribution from each other Subsidiary Guarantor in a pro rata
                                                                     --- ----
amount based on the net worth of each Subsidiary Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company's obligations with respect to the Notes or any other Subsidiary Guarantor's obligations with respect to the Guarantee.

Section 15.5.  RIGHTS UNDER THE GUARANTEE.

     (a) Each of the Subsidiary Guarantors waives notice of the issuance, sale and purchase of the Note and notice from the Trustee or the holders from time to time of any of the Note of their acceptance and reliance on this Guarantee.

     (b) Notwithstanding any payment or payments made by the Subsidiary Guarantors by reason of this Guarantee, the Subsidiary Guarantors shall not be subrogated to any rights of the Trustee or any holder against the Company until all the Notes shall have been paid or deemed to have been paid within the meaning of the Indenture. Any payment made by the Subsidiary Guarantors by reason of this Guarantee shall be in all respects subordinated to the full and complete payment or discharge under this Indenture of all obligations guaranteed hereby, and no payment by the Subsidiary Guarantors by reason of this Guarantee shall give rise to any claim of the Subsidiary Guarantors against the Trustee or any holder of the Notes. Unless and until the Notes shall have been paid or deemed to have been paid within the meaning of the Indenture, neither the Subsidiary Guarantors nor any of them will assign or otherwise transfer any such claim against the Company to any other person.

     (c) No set-off, counterclaim, reduction or diminution of any obligation or any defense of any kind or nature (other than performance by the Subsidiary Guarantors of their obligations hereunder) which any Subsidiary Guarantor may have or assert against the Trustee or any holder of any Note shall be available hereunder to such Subsidiary Guarantor against the Trustee.

     (d) Each Subsidiary Guarantor agrees to pay all costs, expenses and fees, including all reasonable attorneys' fees and expenses, which may be incurred by the Trustee in enforcing or attempting to enforce the Guarantee or protecting the rights of the Trustee or the holders of the Notes, if any, in accordance with this Indenture.

Section 15.6.  PRIMARY OBLIGATIONS.

     Each Subsidiary Guarantor agrees that it is directly liable to each holder hereunder, that the obligations of each Subsidiary Guarantor hereunder are independent of the obligations of the Company or any other guarantor, and that a separate action may be brought against each Subsidiary Guarantor, whether such action is brought against the Company or any other Subsidiary Guarantor or whether the Company or any other guarantor is joined in such action. Each Subsidiary Guarantor agrees that its liability hereunder shall be immediate and shall not be contingent upon the exercise or enforcement by the Trustee or the holders of the Notes of

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whatever remedies they may have against the Company or any other guarantor. Each
Subsidiary Guarantor agrees that any release which may be given by the Trustee or the holders of the Notes to the Company or any other guarantor shall not release such Subsidiary Guarantor. Each Subsidiary Guarantor consents and agrees that the Trustee shall be under no obligation to marshal any property or assets of the Company or any other guarantor in favor of such Subsidiary Guarantor, or against or in payment of any or all of the Guaranteed Obligations.

Section 15.7.  WAIVERS.

     (a) Each Subsidiary Guarantor hereby waives any right to receive, or any claim or defense based on failure to receive: (i) notice of the amount of the Guaranteed Obligations; (ii) notice of any adverse change in the financial condition of the Company or of any other fact that might increase such Subsidiary Guarantor's risk hereunder; (iii) notice of a Default or Event of Default; and (iv) all other notices (except if such notice is specifically required to be given to such Subsidiary Guarantor under this Indenture) and demands to which such Subsidiary Guarantor might otherwise be entitled.

     (b) Each Subsidiary Guarantor hereby waives the right by statute or otherwise to require the Trustee or the holders to institute suit against the Company (or against any other Person) or to exhaust any rights and remedies which the Trustee or the holders have or may have against the Company (or against any other Person). In this regard, each Subsidiary Guarantor agrees that it is bound to the payment of each and all of the Guaranteed Obligations, whether now existing or hereafter arising, as fully as if such Guaranteed Obligations were directly owing to Guaranteed Party by such Subsidiary Guarantor. Each Subsidiary Guarantor further waives any defense arising by reason of any disability or other defense (other than the defense that the Guaranteed Obligations shall have been fully and finally performed and indefeasibly paid) of the Company or by reason of the cessation from any cause whatsoever of the liability of the Company in respect thereof.

     (c) Each Subsidiary Guarantor hereby waives: (i) any claim or defense directly or indirectly arising from or caused by any election of remedies by the Trustee or holders of the Notes, whether or not such election of remedies directly or indirectly results in impairment or loss of rights or claims of such Subsidiary Guarantor against the Company or other Persons; and (ii) any defenses based on suretyship law or impairment of collateral.

Section 15.8.  RELEASES.

     Each Subsidiary Guarantor consents and agrees that, without notice to or by such Subsidiary Guarantor and without affecting or impairing the obligations of such Subsidiary Guarantor hereunder, the Trustee may, by action or inaction, compromise or settle, extend the period of duration or the time for the payment, or discharge the performance of, or may refuse to, or otherwise not enforce, or may, by action or inaction, release all or any one or more parties to, any one or more of the terms and provisions of this Indenture or may grant other indulgences to the Company in respect thereof, or may, by action or inaction, release or substitute any other guarantor, if any, of the Guaranteed Obligations, or may enforce, exchange, release, or waive, by action or inaction, any security for the Guaranteed Obligations or any other guaranty of the Guaranteed Obligations, or any portion thereof.

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Section 15.9.  NO ELECTION.

     The Trustee shall have the right to seek recourse against each Subsidiary Guarantor to the fullest extent provided for herein and no election by the Trustee to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of Trustee's right to proceed in any other form of action or proceeding, or against other parties unless the Trustee has expressly waived such right in writing.

Section 15.10. FINANCIAL CONDITION OF THE COMPANY.

     Each Subsidiary Guarantor represents and warrants to the Trustee and holders that it is currently informed of the financial condition of the Company and, of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Guaranteed Obligations. Each Subsidiary Guarantor further represents and warrants to the Trustee and holders that it has read and understands the terms and conditions of this Indenture. Each Subsidiary Guarantor hereby covenants that it will continue to keep itself informed of the Company's financial condition, the financial condition of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Guaranteed Obligations.

Section 15.11. CONSOLIDATION, MERGER, ETC., ONLY ON CERTAIN TERMS.

     No Subsidiary Guarantor shall consolidate with, merge with or into, or sell, assign, convey, transfer or lease its properties and assets substantially in their entirety (computed on a consolidated basis) to any Person, unless:

          (i) subject to the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than the Subsidiary Guarantor) is a corporation organized and existing under the laws of the United States, any State thereof or the District of Columbia and assumes, by supplemental indenture hereto, all of the obligations of such Subsidiary Guarantor under the Guarantee and this Indenture;

          (ii) immediately after giving effect to such transaction, no Event of Default or Default shall exist; and

          (iii) such Person executing the supplemental indenture required pursuant to clause (i) above, has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel conforming to the provisions of
     Section 1.2 hereof and each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture comply with this provision and that all conditions precedent herein provided for relating to such transaction have been complied with.

     Notwithstanding the preceding paragraph, in the event of (a) a sale or other disposition of all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise or (b) a sale or other disposition of all of the capital stock of any Subsidiary Guarantor, then the Subsidiary Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Subsidiary Guarantor) or the

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corporation acquiring the property (in the event of a sale or other disposition of all of the assets of the Subsidiary Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee, except in the event of a sale or other disposition to the Company, any other Subsidiary Guarantor or any Affiliate thereof. Upon delivery by the Company to the Trustee of an Officers' Certificate and Opinion of Counsel conforming to the provisions of Section 1.2 hereof, to the effect that such sale or other disposition was made by the Company or such Subsidiary Guarantor in accordance with the provisions of this Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any such Subsidiary Guarantor from its Guarantee Obligations under its Subsidiary Guarantee.

Section 15.12. SUBORDINATION OF SUBSIDIARY GUARANTEES.

     The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee pursuant to this Indenture or any supplemental indenture executed by such Subsidiary Guarantor are subordinated in right of payment to the prior payment in full in cash of all Senior Indebtedness of such Subsidiary Guarantor on the same basis as the Notes are subordinated to Senior Indebtedness of the Company. For the purposes of the foregoing sentence, (a) the Trustee and the holders of the Notes shall have the right to receive and/or retain payments by any of the Subsidiary Guarantors only at such times as they may receive and/or retain payments in respect of Notes pursuant to this Indenture, including Article 16 hereof and (b) Section 16.2 shall apply as to each Subsidiary Guarantor and its Guarantee on the same basis as it applies to the Company and the Notes (except that, as to any Subsidiary Guarantor, the clauses in the last paragraph of
Section 16.2 that read "the terms and conditions set forth in Article 10" and "comply with the conditions set forth in Article 10" shall be deemed to read, respectively, "the terms and conditions set forth in Section 15.11" and "comply with the conditions set forth in, or be released pursuant to the provisions set forth in, Section 15.11"). In the event that the Trustee receives any Subsidiary Guarantor payment at a time when the Trustee has actual knowledge that such payment is prohibited by the foregoing sentence, such Subsidiary Guarantor payment shall be paid over and delivered to the holders of the Senior Indebtedness of such Subsidiary Guarantor remaining unpaid, to the extent necessary to pay in full all such Senior Indebtedness. In the event that any holder of a Note receives any Subsidiary Guarantor payment at a time when such payment is prohibited by this Section 15.12, such Subsidiary Guarantor payment shall be paid over and delivered to the holders of the Senior Indebtedness of such Subsidiary Guarantor remaining unpaid, to the extent necessary to pay in full all such Senior Indebtedness.

     Each holder of a Note by its acceptance thereof (a) agrees to and shall be bound by the provisions of this Section 15.12, (b) authorizes and directs the Trustee on the holder's behalf to take such action as may be necessary and appropriate to effectuate the subordination so provided and (c) appoints the Trustee as such holder's attorney-in-fact for any and all such payments.

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                                   ARTICLE 16

                                 SUBORDINATION

Section 16.1  NOTES SUBORDINATE TO SENIOR INDEBTEDNESS.

     The Company covenants and agrees, and each holder of a Note, by its acceptance thereof, likewise covenants and agrees, for the benefit of the holders, from time to time, of Senior Indebtedness that, to the extent and in the manner hereinafter set forth in this Article, the Indebtedness represented by the Notes and the payment of the principal of (and premium, if any) and interest on each and all of the Notes are hereby expressly made subordinate and subject in right of payment as provided in this Article to the prior payment in full in cash or cash equivalents of all Senior Indebtedness.

Section 16.2. PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC.

     In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relating to the Company or to its assets, or (b) any liquidation, dissolution or other winding-up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or other marshaling of assets or liabilities of the Company (except in connection with the consolidation or merger of the Company or its liquidation or dissolution following the conveyance, transfer or lease of its properties and assets substantially as an entirety upon the terms and conditions described under Article 10), then and in any such event:

     (i) the holders of Senior Indebtedness will be entitled to receive payment in full in cash or cash equivalents of all Senior Indebtedness (including interest after the commencement of any bankruptcy, insolvency or similar proceeding at the rate specified in the applicable Senior Indebtedness, whether or not such interest is an allowed claim in any such proceeding), or provision shall be made for such payment in full, before the holders of Notes will be entitled to receive any payment or distribution of any kind or character (other than any payment made pursuant to Article 14 from monies or U.S. Government Obligations previously deposited with the Trustee) on account of principal of, or premium, if any, or interest on or with respect to the Notes; and

     (ii) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than payments made pursuant to Article 14 from monies or U.S. Government Obligations previously deposited with the Trustee), by set-off or otherwise, to which the holders of the Notes or the Trustee would be entitled but for the provisions of this Indenture shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness to the extent necessary to make payment in full of all Senior Indebtedness

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remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

     The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance, transfer or lease of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article 10 shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of the Company for the purposes of this Section if the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer or lease such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions set forth in Article 10.

Section 16.3. SUSPENSION OF PAYMENT WHEN DESIGNATED SENIOR INDEBTEDNESS IN DEFAULT.

     Unless Section 16.2 shall be applicable if (i) a default in the payment of the principal of, premium, if any, or interest on Designated Senior Indebtedness occurs and is continuing beyond any applicable grace period or (ii) any other default occurs and is continuing with respect to any Designated Senior Indebtedness that permits the holders of such Designated Senior Indebtedness as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default from the Representative of such Designated Senior Indebtedness (a "Payment Blockage Notice"), then no payment or distribution of any assets of the Company of any kind or character, whether in cash, property or securities (other than payments made pursuant to Article 14 from monies or U.S. Government Obligations previously deposited with the Trustee), may be made by or on behalf of the Company on account of principal of, premium, if any, or interest on the Notes or on account of the purchase, redemption or other acquisition of Notes for a period (a "Payment Blockage Period") commencing on the date of receipt by the Trustee of a Payment Blockage Notice. Payments on or with respect to the Notes may and shall be resumed (a) in the case of a payment default, upon the date on which such payment default is cured or waived in writing and (b) in the case of a non-payment default, upon the earlier of the date on which such non-payment default is cured or waived in writing (so long as no other non-payment default exists) or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Indebtedness has been accelerated. In any event, no new Payment Blockage Notice may be delivered unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice. No non-payment default that existed or was continuing on the date of the delivery of any Payment Blockage Notice to the Trustee shall be, or can be made, the basis for the commencement of a subsequent Payment Blockage Notice, unless such default has been cured or waived for a period of not less than 180 consecutive days subsequent to the commencement of such initial Payment Blockage Period.

     In the event that, notwithstanding the foregoing and the provisions of
Section 16.2, any payments or distribution shall be made to the Trustee which is prohibited by the foregoing provisions of this Section and the provisions of
Section 16.2, then and in such event such payment shall be paid over and delivered forthwith by the Trustee to any Representative of

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Designated Senior Indebtedness, as their interests may appear, for application to Designated Senior Indebtedness.

Section 16.4. PAYMENT PERMITTED IF NO DEFAULT.

     Nothing contained in this Article or elsewhere in this Indenture or in any of the Notes shall prevent the Company, at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshaling of assets and liabilities of the Company referred to in Section 16.2 or under the conditions described in Section 16.3, from making payments at any time of principal of, and premium, if any, or interest on or with respect to the Notes.

Section 16.5. SUBROGATION TO RIGHTS OF HOLDERS OF SENIOR INDEBTEDNESS.

     Subject to the payment in full of all Senior Indebtedness, the holders of the Notes shall be subrogated (equally and ratably with the holders of all Indebtedness of the Company that is pari passu in right of payment with the Notes) to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness to the extent that distributions otherwise payable to the holders of the Notes have been applied to the payment of Senior Indebtedness. For purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which the holders of the Notes or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Indebtedness by holders of the Notes or on their behalf or by the Trustee, shall, as among the Company, its creditors other than holders of Senior Indebtedness, and the holders of the Notes, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness; it being understood that the provisions of this Article are intended solely for the purpose of determining the relative rights of the holders of Notes, on the one hand, and the holders of Senior Indebtedness, on the other hand.

Section 16.6. PROVISIONS SOLELY TO DEFINE RELATIVE RIGHTS.

     The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the holders on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Notes is intended to or shall (a) impair, as between the Company and the holders, the obligation of the Company, which is absolute and unconditional, to pay to the holders the principal of, and premium, if any, and interest on the Notes as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the holders and creditors of the Company other than the holders of Senior Indebtedness; or (c) prevent the Trustee or any holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Indebtedness.

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Section 16.7. TRUSTEE TO EFFECTUATE SUBORDINATION.

     Each holder of a Note by its acceptance thereof authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes.

Section 16.8. NO WAIVER OF SUBORDINATION PROVISIONS.

     (a) No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

     (b) Without in any way limiting the generality of paragraph (a) of this Section, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the holders, without incurring responsibility to the holders and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the holders to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any Person liable in any manner for the collection of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

Section 16.9. DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

     Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to the Representative of such Senior Indebtedness.

     Upon any payment or distribution of assets of the Company referred to in this Article 16, the Trustee and the holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other acts pertinent thereto or to this Article 16.

     The Company must promptly notify holders of Senior Indebtedness if payment of the Notes is accelerated because of an Event of Default.

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Section 16.10. NOTICE TO TRUSTEE.

     (a) The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Notes. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Notes, unless and until the Trustee shall have received written notice thereof from the Company, a holder of Senior Indebtedness or from any trustee, fiduciary or agent therefor; and, prior to the receipt of any such written notice, the Trustee, subject to Sections 315(a) through 315(d) of the Trust Indenture Act, shall be entitled in all respects to assume that no such facts exist; provided, however, that, if the Trustee shall not have received the notice provided for in this Section at least three Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of, and premium, if any, or interest on any Note), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to such date.

     (b) Subject to Sections 315(a) through 315(d) of the Trust Indenture Act, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing itself to be a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 16.11. RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT.

     Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee, subject to Sections 315(a) through 315(d) of the Trust Indenture Act, and the holders of the Notes shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the holders of Notes, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article; provided that such court, trustee, receiver,

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custodian, assignee, agent or other Person has been apprised of, or the order, decree or certificate makes reference to, the provisions of this Article.

Section 16.12. RIGHTS OF TRUSTEE AS A HOLDER OF SENIOR DEBT; PRESERVATION OF TRUSTEE'S RIGHTS.

     The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

Section 16.13. ARTICLE APPLICABLE TO PAYING AGENTS.

     In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this
Article in addition to or in place of the Trustee; provided, however, that
Section 16.12 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

Section 16.14. NO SUSPENSION OF REMEDIES.

     If the Company fails to make any payments on the Notes when due or within any applicable grace period, whether or not on account of the subordination provisions referred to in this Article 16, such failure would constitute an Event of Default under this Indenture and would enable the holders of the Notes to accelerate the maturity thereof pursuant to Article 5.

     Nothing contained in this Article shall limit the right of the Trustee or the holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Article 5 or to pursue any rights or remedies hereunder or under applicable law, except as provided in Article 5.

Section 16.15. TRUST MONEYS NOT SUBORDINATED.

     Notwithstanding anything contained herein to the contrary, payments from cash or the proceeds of U.S. Government Notes held in trust under Article 14 hereof by the Trustee (or other qualifying trustee) and which were deposited in accordance with the terms of Article 14 hereof and not in violation of Section
16.3 hereof for the payment of principal of (and premium, if any) and interest on the Notes shall not be subordinated to the prior payment of any Senior Indebtedness or subject to the restrictions set forth in this Article 16, and none of the holders shall be obligated to pay over any such amount to the Company or any holder of Senior Indebtedness or any other creditor of the Company.

Section 16.16. TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR INDEBTEDNESS.

     The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if the Trustee shall mistakenly, in the

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absence of gross negligence or willful misconduct, pay over or distribute to holders of Notes or to the Company or to any other person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article or otherwise. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article and no implied covenants or obligations with respect to holders of Senior Indebtedness shall be read into this Indenture against the Trustee.

                                   ARTICLE 17

                                 MISCELLANEOUS

Section 17.1  NOTICES, ETC., TO TRUSTEE AND COMPANY.

     Any Act of holders of Notes or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

     (a) the Trustee by any Note holder or by the Company shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Corporate Finance Group, or

     (b) the Company by the Trustee or by any Note holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid or airmail postage prepaid if sent from outside the United States, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument, to the attention of its Treasurer, or at any other address previously furnished in writing to the Trustee by the Company.

     Any such Act or other document shall be in the English language, except that any published notice may be in an official language of the country of publication.

Section 17.2  NOTICE TO HOLDERS; WAIVER.

     When this Indenture provides for notice to holders of Notes of any event, such notice shall be sufficiently given to holders (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid (or via certified or registered mail, facsimile or overnight delivery service), to such holders as their names and addresses appear in the Note Register, within the time prescribed.

     In the event of suspension of regular mail service or by reason of any other cause it shall be impracticable to give notice by mail, such notification as shall be given with the approval of the Trustee shall constitute sufficient notice for every purpose hereunder.

     In the event of suspension of publication of any Authorized Newspapers or by reason of any other cause it shall be impracticable to give notice by publication, such notification as shall

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be given with the approval of the Trustee shall constitute sufficient notice for every purpose hereunder.

     Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance on such waiver. In any case where notice to holders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular holder shall affect the sufficiency of such notice with respect to other holders, and any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given. In any case where notice to holders is given by publication, any defect in any notice so published as to any particular holder shall not affect the sufficiency of such notice with respect to other holders, and any notice which is published in the manner herein provided shall be conclusively presumed to have been duly given.

Section 17.3  CONFLICT WITH TRUST INDENTURE ACT.

     If any provision hereof limits, qualifies or conflicts with the duties imposed on any person by the provisions of Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

Section 17.4  COUNTERPARTS; EFFECT OF HEADINGS AND TABLE OF CONTENTS.

     This Indenture may be executed in any number of counterparts, each of which when executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Indenture. The Article and Section headings herein and in the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 17.5  SUCCESSORS AND ASSIGNS.

     All covenants and agreements in this Indenture by the parties hereto shall bind their respective successors and assigns and inure to the benefit of their permitted successors and assigns, whether so expressed or not.

Section 17.6  SEPARABILITY CLAUSE.

     In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 17.7  BENEFITS OF INDENTURE.

     Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Note Registrar, any Paying Agent and their successors hereunder, and the holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

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Section 17.8  GOVERNING LAW.

     This Indenture and the Notes shall be deemed to be contracts made and to be performed entirely in the State of Nevada, and for all purposes shall be governed by and construed in accordance with the internal laws of said State without regard to the conflicts of law rules of said State.

Section 17.9  LEGAL HOLIDAYS.

     Unless otherwise specified pursuant to Section 3.1 or in any Note, in any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Note shall not be a Business Day at any Place of Payment for the Notes, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal (and premium, if any) or interest need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date, Redemption Date or at the Stated Maturity, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, to such Business Day if such payment is made or duly provided for on such Business Day.

Section 17.10  NO RECOURSE AGAINST OTHERS.

     No direct or indirect incorporator, employee, stockholder, director or officer, as such, past, present or future of the Company or any successor corporation or any of the Company's Affiliates, shall have any personal liability in respect of the obligations of the Company under the Notes or this Indenture, either directly or through the Company, by reason of his, her or its status as such incorporator, stockholder, employee, director or officer. Each holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

Section 17.11  GAMING LAWS.

     If the Company becomes the holding company of a New Jersey casino licensee, this Indenture and the Notes will be subject to the Casino Control Act of the State of New Jersey and the rules and regulations promulgated thereunder.

Section 17.12  NO PARENT LIABILITY.

     In the event (a) there is any Default, Event of Default or other default or alleged default by the Company, any Subsidiary Guarantor or any Affiliate of any thereof under this Indenture, the Notes, any Guarantee or any other document, instrument or agreement arising out of or relating to any of the foregoing (collectively, the "Transaction Documents") or (b) the Trustee, any holder of any Note, any other Beneficiary or any Affiliate of any of the foregoing has or may have any claim arising from or relating to the terms of any Transaction Document, neither the Trustee, such holder, such other Beneficiary or such Affiliate shall commence any lawsuit or otherwise seek to impose any liability whatsoever in respect thereof against Tracinda Corporation or its shareholder (hereinafter collectively referred to as "Tracinda"). Tracinda shall not have any liability whatsoever with respect to any Transaction Document or any matters

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relating to or arising from any Transaction Document. None of the Trustee, any holder of any Note, any other Beneficiary or any Affiliate of any of the foregoing shall assert or permit any Person claiming through any of them to assert a claim or impose any liability against Tracinda as to any matter or thing arising out of or relating to any Transaction Document or any alleged breach or default of any Transaction Document by the Company, any Subsidiary Guarantor or any Affiliate thereof. Tracinda is not a party to any Transaction Document and is not liable for any alleged breach or default of any Transaction Document by the Company, any Subsidiary Guarantor or any Affiliate of any thereof. The terms of this Section 17.12 shall control, notwithstanding anything to the contrary appearing in any Transaction Document.

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     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed and delivered all as of the day and year first above written.


                                   MGM GRAND, INC.


                                   By: /s/ James J. Murren
                                      -----------------------------------------
                                   Name:  James J. Murren
                                   Title: President and Chief Financial Officer


                                   By: /s/ Scott Langsner
                                      -----------------------------------------
                                   Name:  Scott Langsner
                                   Title: Secretary and Treasurer


                                   THE BANK OF NEW YORK, as Trustee


                                   By: /s/ Annette L. Kos
                                      -----------------------------------------
                                   Name:  Annette L. Kos
                                   Title: Assistant Vice President

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                    SUBSIDIARY GUARANTORS:


                    MGM Grand Hotel, Inc., a Nevada corporation
                    MGM Grand Movieworld, Inc., a Nevada corporation
                    Grand Laundry, Inc., a Nevada corporation
                    MGM Grand Advertising, Inc., a Nevada corporation
                    MGM Grand Entertainment, Inc., a Nevada corporation
                    MGM Grand Monorail, Inc., a Nevada corporation
                    MGM Dist., Inc., a Nevada corporation
                    Destron, Inc., a Nevada corporation
                    Destron Marketing, Inc., a Nevada corporation
                    MGM Grand Merchandising, Inc., a Nevada corporation
                    MGM Grand Atlantic City, Inc., a New Jersey corporation MGM Grand Development, Inc., a Nevada corporation
                    MGM Grand Detroit, Inc., a Delaware corporation
                    New PRMA Las Vegas, Inc., a Nevada corporation
                    New York-New York Hotel and Casino, LLC,
                         a Nevada limited liability company
                    Metropolitan Marketing, LLC, a Nevada limited liability
                         company
                    The Primadonna Company, LLC, a Nevada limited liability
                         company
                    PRMA, LLC, a Nevada limited liability company
                    PRMA Land Development Company, a Nevada corporation PRMA-MS, Inc., a Mississippi corporation
                    MGMGMR Acquisition, Inc., a Nevada corporation


                    By: /s/ Scott Langsner
                        --------------------------
                    Name: Scott Langsner
                    Title: Secretary and Treasurer

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

                    MGM Acquisition Co. #1, a Nevada corporation
                    MGM Acquisition Co. #2, a Nevada corporation
                    MGM Acquisition Co. #3, a Nevada corporation
                    MGM Acquisition Co. #4, a Nevada corporation
                    MGM Acquisition Co. #5, a Nevada corporation
                    MGM Acquisition Co. #6, a Nevada corporation
                    MGM Acquisition Co. #7, a Nevada corporation
                    MGM Acquisition Co. #8, a Nevada corporation
                    MGM Acquisition Co. #9, a Nevada corporation
                    MGM Acquisition Co. #10, a Nevada corporation MGM Acquisition Co. #11, a Nevada corporation MGM Acquisition Co. #12, a Nevada corporation MGM Acquisition Co. #13, a Nevada corporation MGM Acquisition Co. #14, a Nevada corporation MGM Acquisition Co. #15, a Nevada corporation MGM Acquisition Co. #16, a Nevada corporation MGM Acquisition Co. #17, a Nevada corporation MGM Acquisition Co. #18, a Nevada corporation MGM Acquisition Co. #19, a Nevada corporation MGM Acquisition Co. #20, a Nevada corporation MGM Acquisition Co. #21, a Nevada corporation MGM Acquisition Co. #22, a Nevada corporation MGM Acquisition Co. #23, a Nevada corporation MGM Acquisition Co. #24, a Nevada corporation MGM Acquisition Co. #25, a Nevada corporation MGM Acquisition Co. #26, a Nevada corporation MGM Acquisition Co. #27, a Nevada corporation MGM Acquisition Co. #28, a Nevada corporation MGM Acquisition Co. #29, a Nevada corporation MGM Acquisition Co. #30, a Nevada corporation MGM Acquisition Co. #31, a Nevada corporation MGM Acquisition Co. #32, a Nevada corporation MGM Acquisition Co. #33, a Nevada corporation


                    By: /s/ Scott Langsner
                       ---------------------------------
                    Name:  Scott Langsner
                    Title: President, Secretary and Treasurer

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

                    MGM Acquisition Co. #34, a Nevada corporation MGM Acquisition Co. #35, a Nevada corporation MGM Acquisition Co. #36, a Nevada corporation MGM Acquisition Co. #37, a Nevada corporation MGM Acquisition Co. #38, a Nevada corporation MGM Acquisition Co. #39, a Nevada corporation MGM Acquisition Co. #40, a Nevada corporation MGM Acquisition Co. #41, a Nevada corporation MGM Acquisition Co. #42, a Nevada corporation MGM Acquisition Co. #43, a Nevada corporation MGM Acquisition Co. #44, a Nevada corporation MGM Acquisition Co. #45, a Nevada corporation MGM Acquisition Co. #46, a Nevada corporation MGM Acquisition Co. #47, a Nevada corporation MGM Acquisition Co. #48, a Nevada corporation MGM Acquisition Co. #49, a Nevada corporation MGM Acquisition Co. #50, a Nevada corporation MGM Acquisition Co. #51, a Nevada corporation MGM Acquisition Co. #52, a Nevada corporation MGM Acquisition Co. #53, a Nevada corporation MGM Acquisition Co. #54, a Nevada corporation MGM Acquisition Co. #55, a Nevada corporation MGM Acquisition Co. #56, a Nevada corporation


                    By: /s/ Scott Langsner
                       ---------------------------------
                    Name:  Scott Langsner
                    Title:  President, Secretary and Treasurer

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